Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-W5

Argent Securities Inc.

Asset-Backed Pass-Through Certificates, Series 2006-W5

$807,236,000 (Approximate Offered Amount)

Subject to Revision

May 10, 2006 - Computational Materials

PRELIMINARY TERM SHEET
$807,236,000 (Approximate Offered Certificates)

Asset-Backed Pass-Through Certificates,
Series 2006-W5

May 10, 2006
Argent Securities Inc.

Argent Securities Inc. (Depositor) Argent Mortgage Company, L.L.C. (Originator) Ameriquest Mortgage Company (Master Servicer)

Filed pursuant to Rule 433(d)
Registration Number: 333-131895
The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

PRELIMINARY TERM SHEET DATED May 10, 2006

Argent Securities Inc.
Asset-Backed Pass-Through Certificates, Series 2006-W5

$ 807,236,000
(Approximate Offered Certificates)
Subject to Revision

Class	Approximate Size ($)	Type[1,2]	WAL (yrs) Call3 / Mat[4]	Principal Payment Window Call3 / Mat[4]	Pmt Delay (days)	Interest Accrual Basis	Stated Final Maturity	Expected Ratings Moody’s/S&P/Fitch	Initial Credit Enhancement (%)
Offered Certificates
A-2A	246,000,000	FLT/SEQ/SR	1.00 / 1.00	1-21 / 1-21	0	Actual/360	June 2036	Aaa/AAA/AAA	20.05%
A-2B	119,000,000	FLT/SEQ/SR	2.00 / 2.00	21-26 / 21-26	0	Actual/360	June 2036	Aaa/AAA/AAA	20.05%
A-2C	145,000,000	FLT/SEQ/SR	3.46 / 3.46	26-72 / 26-72	0	Actual/360	June 2036	Aaa/AAA/AAA	20.05%
A-2D	53,798,000	FLT/SEQ/SR	6.80 / 8.80	72-83 / 72-187	0	Actual/360	June 2036	Aaa/AAA/AAA	20.05%
M-1	48,137,000	FLT/MEZ	4.89 / 5.43	44-83 / 44-166	0	Actual/360	June 2036	Aa1/AA+/AA+	16.55%
M-2	42,636,000	FLT/MEZ	4.80 / 5.32	42-83 / 42-153	0	Actual/360	June 2036	Aa2/AA+/AA+	13.45%
M-3	27,507,000	FLT/MEZ	4.75 / 5.25	41-83 / 41-145	0	Actual/360	June 2036	Aa3/AA/AA	11.45%
M-4	22,693,000	FLT/MEZ	4.72 / 5.20	40-83 / 40-139	0	Actual/360	June 2036	A1/AA/AA-	9.80%
M-5	23,381,000	FLT/MEZ	4.70 / 5.15	39-83 / 39-134	0	Actual/360	June 2036	A2/AA-/A+	8.10%
M-6	19,943,000	FLT/MEZ	4.69 / 5.10	39-83 / 39-127	0	Actual/360	June 2036	A3/A+/A	6.65%
M-7	18,567,000	FLT/MEZ	4.67 / 5.03	38-83 / 38-119	0	Actual/360	June 2036	Baa1/A/BBB+	5.30%
M-8	15,817,000	FLT/MEZ	4.67 / 4.96	38-83 / 38-111	0	Actual/360	June 2036	Baa2/A-/BBB	4.15%
M-9	11,003,000	FLT/MEZ	4.66 / 4.87	37-83 / 37-102	0	Actual/360	June 2036	Baa3/BBB+/BBB	3.35%
M-10	13,754,000	FLT/MEZ	4.64 / 4.71	37-83 / 37-94	0	Actual/360	June 2036	Ba1/BBB/BB+	2.35%
Non-Offered Certificates
A-1	535,800,000	FLT/SR	Not Offered		0	Actual/360	June 2036	Aaa/AAA/AAA	20.05%
CE		N/A	Not Offered		N/A			NR	N/A
P	100	N/A	Not Offered		N/A			NR	N/A
R	N/A	N/A	Not Offered		N/A			NR	N/A
R-X	N/A	N/A	Not Offered		N/A			NR	N/A

(1) The interest rate on each of the Certificates is subject to the related Net WAC Rate Cap.
(2) The Adjustable-Rate Certificates will accrue interest at a rate not greater than the related Maximum Cap Rate.
(3) To 10% Optional Termination at the pricing speed.
(4) To maturity at the pricing speed.

Pricing Speed (“PPC”)
Fixed-Rate Mortgage Loans	2% CPR growing to 20% CPR over 10 months.
Adjustable-Rate Mortgage Loans
100% PPC, which is 5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC.

Part I: Key Terms
Parties: Depositor:	Argent Securities Inc.

Originator:	Argent Mortgage Company, L.L.C.

Seller, Sponsor and Master Servicer:
Ameriquest Mortgage Company.
Static pool information regarding delinquencies, cumulative losses and prepayments for prior securitized pools sponsored by the Sponsor and serviced by the Master Servicer for the last five years can be obtained from the following website: http://www.amcinvestors.com/arsi.

Trustee, Custodian and Swap Administrator:	Deutsche Bank National Trust Company.

Swap Provider:	[TBD]

Co-Lead Underwriters:	Greenwich Capital Markets, Inc. and Barclays Capital Inc.

Co-Manager:	Merrill Lynch, Pierce, Fenner & Smith Incorporated. and Deutsche Bank Securities Inc.

Collateral:

Mortgage Loans:
As of the Cut-off Date, 6,559 Adjustable-Rate and Fixed-Rate, first-lien and second-lien, closed-end, subprime mortgage loans with LTVs at origination not in excess of 100% and an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,375,356,664 (the “Mortgage Loans”). References to percentages or balances herein are based on the aggregate scheduled principal balance of such Mortgage Loans on the Cut-off Date. For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: 4,067 Adjustable-Rate and Fixed-Rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $670,168,258 and with principal balances at origination that conform to principal balance limits of Freddie Mac.

Group II Mortgage Loans: 2,492 Adjustable-Rate and Fixed-Rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $705,188,406 and with principal balances at origination that may or may not conform to principal balance limits of Fannie Mae and Freddie Mac.

Primary Mortgage Insurance Policy:
As of the Cut-off Date, approximately 10.23% of the Mortgage Loans will be covered by a mortgage insurance policy (the “PMI Policy”) issued by Mortgage Guaranty Insurance Corporation (the “Mortgage Insurance Provider”). For each of those Mortgage Loans, the Mortgage Insurance Provider provides insurance coverage, subject to certain carveouts, down to 60% of the value of the related mortgaged property.

Dates:

Cut-off Date:	The close of business on May 1, 2006.

Distribution Dates:	The 25th day of each month or, if the 25th day is not a business day, the next business day, beginning in June 2006.

Record Date:
Adjustable-Rate Certificates: the close of business on the business day immediately preceding the related Distribution Date.

Retained Certificates: the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs.

Expected Pricing Date:	The week of May 8, 2006.

Expected Closing Date:	On or about May 25, 2006.

Designations:

Certificates:	Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-W5.

Adjustable-Rate Certificates:	Class A Certificates and Class M Certificates.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C, and Class A-2D Certificates.

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

Offered Certificates:	Class A-2A, Class A-2B, Class A-2C, Class A-2D, and Class M Certificates.

Non-Offered Certificates:	Class A-1, Class CE, Class P and Residual Certificates.

Residual Certificates:	Class R and Class R-X Certificates.

Retained Certificates:	Class CE, Class P and Residual Certificates.

Group I Certificates:	Class A-1 Certificates, which evidence interests in the Group I Mortgage Loans.

Group II Certificates:	Class A-2A, Class A-2B, Class A-2C, and Class A-2D Certificates, which evidence interests in the Group II Mortgage Loans.

Other Terms:

Source for Calculation of One-Month LIBOR:	Moneyline Telerate page 3750.

ERISA:	The Offered Certificates will not be ERISA eligible as of the Closing Date.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Federal Taxation:	Designated portions of the Trust will be established as multiple REMICs for federal income tax purposes.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	With respect to the Class A and Class M Certificates, $100,000 and integral multiples of $1 in excess.

Part II: Definitions/Description of the Certificates

Determination Date:	The 10th day of the month or, if such day is not a business day, the business day immediately preceding such 10th day.

Due Period:	For each Distribution Date, the period from the second day of the immediately preceding month to the first day of the month in which such Distribution Date occurs.

Prepayment Period:
For the first Distribution Date, the Cut-off Date to and including the initial Determination Date, and for all other Distribution Dates, the day after the prior Determination Date to and including the Determination Date in the month in which such Distribution Date occurs.

Interest Accrual Basis:	Actual/360. The Adjustable-Rate Certificates will settle flat and will have no payment delay.

Administrative Fee Rate:	The sum of (a) the Servicing Fee Rate (0.50% per annum), (b) the Trustee Fee Rate (0.0016% per annum) and (c) the PMI Insurer Fee Rate, if applicable.

Expense Adjusted Net Mortgage Rate:	The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.

Expense Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:
The majority holders of the Class CE Certificates, the Master Servicer and the NIMS Insurer, if any, in that order, may purchase all of the Mortgage Loans and REO properties and retire the Certificates on or after the Optional Termination Date.

Optional Termination Date:	The first Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Credit Enhancement:	Excess Interest; Overcollateralization ("OC"); Subordination; and Primary Mortgage Insurance Policy.

Initial Overcollateralization Target Percentage:	Approximately 2.35%.

Overcollateralization Floor:	The aggregate principal balance of the Mortgage Loans as of the Cut-off Date multiplied by 0.50%.

Overcollateralization Target Amount:
For any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the Initial Overcollateralization Target Percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) 2x the Initial Overcollateralization Target Percentage of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and (y) the Overcollateralization Floor or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:
The earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later of (A) the 37th Distribution Date and (B) the date that the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 2x the Initial Credit Enhancement Percentage.

Credit Enhancement Percentage:
The percentage obtained by dividing (x) the aggregate Certificate Principal Balance of each class of Certificates with a lower distribution priority by (y) the aggregate principal balance of the Mortgage Loans.

	Class	Initial CE%	Target CE% On/After Stepdown Date
	Class A	20.05%	2x Initial CE%
	M-1	16.55%	2x Initial CE%
	M-2	13.45%	2x Initial CE%
	M-3	11.45%	2x Initial CE%
	M-4	9.80%	2x Initial CE%
	M-5	8.10%	2x Initial CE%
	M-6	6.65%	2x Initial CE%
	M-7	5.30%	2x Initial CE%
	M-8	4.15%	2x Initial CE%
	M-9	3.35%	2x Initial CE%
	M-10	2.35%	2x Initial CE%

Overcollateralization Reduction Amount:
For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralized Amount:
For any Distribution Date, will be the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the aggregate Certificate Principal Balance of the Class A and Class M Certificates plus the Certificate Principal Balance of the Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Net Monthly Excess Cashflow:
For any Distribution Date, the sum of (x) the Overcollateralization Reduction Amount, if any, and (y) the excess of the Available Funds, net of any Net Swap Payment made by the Trustee and the Swap Termination Payments (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)), if any, made by the Trustee, over the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Allocation of Losses:
Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by the Class CE Certificates.
If on any Distribution Date as a result of Realized Losses on the Mortgage Loans, the aggregate certificate principal balance of the Certificates exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, such excess, (the “Realized Loss Amount”) will be allocated to the classes of Class M Certificates, sequentially, in descending numerical order.
There will be no allocation of Realized Losses on the Mortgage Loans to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those certificates from the Net Monthly Excess Cashflow (and from certain amounts received by the Swap Administrator from the Swap Agreement, if any), sequentially, as described in the Pooling and Servicing Agreement.

Net WAC Rate Cap:
Group I Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Group II Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Class M Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the related Class A Certificates), of (i) the Net WAC Rate Cap for the Group I Certificates and (ii) the Net WAC Rate Cap for the Group II Certificates.

Pass-Through Rate:	For any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate Cap for such Distribution Date.

Formula Rate:	For any Distribution Date and any class of Adjustable-Rate Certificates, the lesser of (i) LIBOR plus the applicable certificate margin and (ii) the related Maximum Cap Rate.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and any Adjustable-Rate Certificates is calculated in the same manner as the related Net WAC Rate Cap, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates of the applicable Mortgage Loans, plus, an amount, expressed as a per annum rate, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans multiplied by 12.

Coupon Step-up:
After the Optional Termination Date, if the majority holders of the Class CE Certificates, the Master Servicer (or NIMs Insurer, if any) fails to exercise its right to terminate the Trust, the certificate margins with respect to the Adjustable-Rate Certificates on any then outstanding Certificates will increase according to the following:

	Certificates	After Optional Termination
	Class A Certificates	2x Applicable Margin
	Class M Certificates	1.5x Applicable Margin

Net WAC Rate Carryover Amount:
For any Distribution Date, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of $1,277,843,876.32 (the “Swap Agreement”). Under the Swap Agreement, the Trust will be obligated to pay an amount equal to [5.40]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider, and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, solely from collections on the Mortgage Loans and generally, prior to distributions to Certificateholders.

In the event that the Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the swap administration agreement.

Interest Carry Forward Amount:
For each class of Class A and Class M Certificates, on any Distribution Date, the sum of (i) the excess of (a) the accrued certificate interest for such class with respect to the prior Distribution Date (excluding any Net WAC Rate Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (b) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable to the Master Servicer or the Trustee, of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Master Servicer Advances with respect to the Mortgage Loans received for such Distribution Date and (iv) all compensating interest paid by the Master Servicer in respect of prepayment interest shortfalls on the Mortgage Loans for the related period.

Class A Principal Distribution Amount:
With respect to the Class A Certificates, prior to the Stepdown Date, or if a Trigger Event is in effect, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any Net Monthly Excess Cashflow and any net swap payment received from the Swap Provider required to maintain the Overcollateralization Target Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event is in effect, principal paid on the Class A Certificates will be an amount such that each of the Class A Certificates will maintain 2x the Initial Credit Enhancement Percentage as set forth in the Credit Enhancement Percentage table included herein.

Principal distributions on the Group II Certificates will be allocated sequentially, to the Class A-2A, the Class A-2B, Class A-2C, and the Class A-2D Certificates, in that order, until their respective certificate principal balances have been reduced to zero. Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group II Certificates exceeds the aggregate principal balance of the Group II Mortgage Loans, principal distributions will be allocated concurrently, on a pro rata basis.

Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group I or Group II Certificates is reduced to zero, then the amount of principal distributions from the related loan group on subsequent Distribution Dates will be distributed to the group(s) of Class A Certificates remaining outstanding, to the extent necessary to provide all required principal distributions to such Certificates.

Class M Principal Distribution Amount:
The Class M Certificates will not receive any principal payments prior to the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid on the Class M Certificates in the following order: to the Class M-1 Certificates until it reaches 2x the Class M-1 Initial Credit Enhancement Percentage, then to the Class M-2 Certificates until it reaches 2x the Class M-2 Initial Credit Enhancement Percentage, then to the Class M-3 Certificates until it reaches 2x the Class M-3 Initial Credit Enhancement Percentage, then to the Class M-4 Certificates until it reaches 2x the Class M-4 Initial Credit Enhancement Percentage, then to the Class M-5 Certificates until it reaches 2x the Class M-5 Initial Credit Enhancement Percentage, then to the Class M-6 Certificates until it reaches 2x the Class M-6 Initial Credit Enhancement Percentage, then to the Class M-7 Certificates until it reaches 2x the Class M-7 Initial Credit Enhancement Percentage, then to the Class M-8 Certificates until it reaches 2x the Class M-8 Initial Credit Enhancement Percentage, then to the Class M-9 Certificates until it reaches 2x the Class M-9 Initial Credit Enhancement Percentage and then to the Class M-10 Certificates until it reaches 2x the Class M-10 Initial Credit Enhancement Percentage in each case, as set forth in the Credit Enhancement Percentage table included herein.

If a Trigger Event is in effect, principal payments will be paid sequentially first to the Class A Certificates and then to the Class M Certificates in their order of seniority until the Certificate Principal Balance of each such class is reduced to zero.

Trigger Event:	If either the Delinquency Trigger Event or Cumulative Loss Test is violated.

Delinquency Trigger Event:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds a percentage (as specified in the Pooling and Servicing Agreement) of the Credit Enhancement Percentage for the most senior class of Certificates then outstanding. In the case of the Class A Certificates, the percentage will be [39.90]%.

Cumulative Loss Test:
The aggregate amount of Realized Losses incurred with respect to the Mortgage Loans since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of subsequent recoveries received with respect to the Mortgage Loans from the Cut-off Date through the last day of the related Due Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

	Distribution Date Occurring In	Percentage
	June 2008 through May 2009	[1.35]% for the first month plus an additional 1/12th of [1.65]% for each month thereafter
	June 2009 through May 2010	[3.00]% for the first month plus an additional 1/12th of [1.70]% for each month thereafter
	June 2010 through May 2011	[4.70]% for the first month plus an additional 1/12th of [1.35 ]% for each month thereafter
	June 2011 through May 2012	[6.05]% for the first month plus an additional 1/12th of [0.45]% for each month thereafter
	June 2012 and thereafter	[6.50]%

Payment Priority:
On each Distribution Date, distributions will be made as follows:

First, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider and other fees and expenses of the Trust.

From Available Funds, to pay interest on the Class A Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From Available Funds, to pay principal on the Class A and the Class M Certificates, in accordance with the principal payment provisions described above.

From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Net Monthly Excess Cashflow, if any, to pay Interest Carry Forward Amounts to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay any Realized Losses allocated to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Net Monthly Excess Cashflow, if any, to pay any remaining amount to the Class CE and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From the Swap Account, to pay the Net WAC Rate Carryover Amount on the Adjustable-Rate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account, to pay any principal on the Adjustable-Rate Certificates then entitled to distributions of principal, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any Realized Losses remaining on the Class M Certificates, sequentially.

Part III: Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
6/25/06	1,277,843,876.32	5/25/09	238,046,258.54
7/25/06	1,269,503,381.39	6/25/09	230,506,482.01
8/25/06	1,260,655,786.29	7/25/09	223,248,819.03
9/25/06	1,244,509,831.71	8/25/09	216,259,610.16
10/25/06	1,228,260,346.50	9/25/09	209,499,690.64
11/25/06	1,211,655,852.27	10/25/09	202,962,874.03
12/25/06	1,187,605,972.53	11/25/09	196,595,719.18
1/25/07	1,163,751,026.76	12/25/09	190,374,710.25
2/25/07	1,139,561,228.60	1/25/10	184,272,904.87
3/25/07	1,101,364,878.63	2/25/10	178,291,881.21
4/25/07	1,064,140,496.83	3/25/10	172,503,343.93
5/25/07	1,027,495,769.21	4/25/10	166,891,017.70
6/25/07	980,549,084.88	5/25/10	161,471,401.02
7/25/07	935,780,244.83	6/25/10	156,217,728.24
8/25/07	893,094,768.65	7/25/10	151,139,715.37
9/25/07	852,382,924.47	8/25/10 and	0.00
10/25/07	813,553,944.34	thereafter
11/25/07	775,848,934.53
12/25/07	722,227,048.91
1/25/08	672,419,424.19
2/25/08	625,721,305.06
3/25/08	570,893,615.32
4/25/08	521,124,661.68
5/25/08	364,233,096.19
6/25/08	355,783,300.50
7/25/08	347,333,504.80
8/25/08	338,883,709.11
9/25/08	330,433,913.42
10/25/08	321,984,117.72
11/25/08	313,534,322.03
12/25/08	269,979,272.44
1/25/09	263,592,669.66
2/25/09	257,206,066.88
3/25/09	250,819,464.10
4/25/09	244,432,861.32

PART IV: COLLATERAL STATISTICS

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)

Number of Mortgage Loans	6,559

Aggregate Current Principal Balance	$1,375,356,664
Average Current Principal Balance	$209,690	$19,982 to $998,584

Aggregate Original Principal Balance	$1,376,110,189
Average Original Principal Balance	$209,805	$20,000 to $1,000,000

Fully Amortizing Mortgage Loans	100.00%

1st Lien	98.75%

Weighted Avg. Gross Coupon	8.444%	6.150% to 13.250%

Weighted Avg. Original Term (months)	359	180 to 360
Weighted Avg. Remaining Term (months)	358	178 to 360

Weighted Avg. Margin (ARM Loans Only)	5.953%	3.750% to 7.125%

Weighted Avg. Maximum Rate (ARM Loans Only)	14.446%	12.150% to 18.600%

Weighted Avg. Minimum Rate (ARM Loans Only)	8.446%	6.150% to 12.600%

Weighted Avg. Original LTV (1)	81.29%	17.39% to 100.00%

Weighted Avg. Borrower FICO	616	500 to 811

Geographic Distribution (Top 5)	CA (31.11%)
	FL (10.56%)
	IL (8.71%)
	AZ (6.57%)
	NY (5.01%)
(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2/6 MONTH LIBOR	2,518	488,009,332.03	35.48	359	40.20	8.799	599	81.26
2/6 MONTH LIBOR -2 YR IO	1	248,000.00	0.02	353	40.00	7.850	644	80.00
2/6 MONTH LIBOR - 5 YR IO	600	198,832,398.34	14.46	359	39.66	7.760	657	82.08
2/6 MONTH LIBOR - 40YR	677	191,768,667.11	13.94	359	42.48	8.226	630	81.11
3/6 MONTH LIBOR	1,069	210,978,219.92	15.34	359	40.84	8.627	598	81.37
3/6 MONTH LIBOR - 40 YR	215	57,498,316.85	4.18	359	42.58	8.313	621	82.79
3/6 MONTH LIBOR - 5 YR IO	152	48,028,112.23	3.49	359	40.68	7.932	650	83.33
FIXED RATE	1,203	150,863,909.41	10.97	353	39.57	8.572	609	79.89
FIXED RATE - 40 YR	91	20,661,603.21	1.50	359	40.89	7.747	614	77.92
FIXED RATE - 5YR IO	33	8,468,104.68	0.62	359	38.02	7.653	649	77.79
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29
[1] Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination*
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	GROSS COUPON (%)*	FICO*	OLTV[1] (%)*
0.01 - 25,000.00	31	682,605.00	0.05	358	41.41	12.200	619	99.87
25,000.01 - 50,000.00	132	4,906,161.00	0.36	358	43.07	12.524	640	99.99
50,000.01 - 100,000.00	1,462	115,101,399.00	8.36	355	38.74	9.275	597	84.30
100,000.01 - 150,000.00	1,321	165,003,940.00	11.99	358	39.89	8.786	602	80.74
150,000.01 - 200,000.00	1,030	179,865,105.00	13.07	358	40.35	8.579	608	79.96
200,000.01 - 250,000.00	675	151,669,190.00	11.02	358	40.67	8.354	610	79.77
250,000.01 - 300,000.00	492	134,649,745.00	9.78	358	40.59	8.240	621	80.12
300,000.01 - 350,000.00	359	116,431,737.00	8.46	358	41.16	8.304	621	80.79
350,000.01 - 400,000.00	306	114,540,408.00	8.32	359	41.50	8.140	620	80.88
400,000.01 - 450,000.00	223	95,135,143.00	6.91	359	41.52	8.198	630	82.24
450,000.01 - 500,000.00	204	97,337,193.00	7.07	359	41.12	8.202	631	82.94
500,000.01 - 550,000.00	104	54,564,984.00	3.97	359	41.02	8.050	636	82.07
550,000.01 - 600,000.00	82	47,212,820.00	3.43	359	41.40	8.329	630	84.12
600,000.01 - 650,000.00	48	30,148,600.00	2.19	359	40.22	8.226	624	83.86
650,000.01 - 700,000.00	26	17,445,391.00	1.27	359	42.50	8.227	626	82.51
700,000.01 - 750,000.00	17	12,349,845.00	0.90	358	36.57	7.908	620	79.13
750,000.01 >=	47	39,065,923.00	2.84	359	40.40	8.039	613	77.97
Total:	6,559	1,376,110,189.00	100.00	358	40.58	8.444	616	81.29

1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 25,000.00	31	682,255.50	0.05	358	41.41	12.200	619	99.87
25,000.01 - 50,000.00	132	4,903,949.35	0.36	358	43.07	12.524	640	99.99
50,000.01 - 100,000.00	1,462	114,997,513.81	8.36	355	38.74	9.276	597	84.30
100,000.01 - 150,000.00	1,321	164,890,610.34	11.99	358	39.89	8.786	602	80.74
150,000.01 - 200,000.00	1,030	179,760,654.84	13.07	358	40.35	8.579	608	79.96
200,000.01 - 250,000.00	675	151,585,452.68	11.02	358	40.67	8.354	610	79.77
250,000.01 - 300,000.00	492	134,581,109.44	9.79	358	40.59	8.240	621	80.12
300,000.01 - 350,000.00	359	116,376,082.77	8.46	358	41.16	8.304	621	80.79
350,000.01 - 400,000.00	306	114,480,171.11	8.32	359	41.50	8.140	620	80.88
400,000.01 - 450,000.00	223	95,099,459.27	6.91	359	41.52	8.198	630	82.25
450,000.01 - 500,000.00	204	97,301,228.89	7.07	359	41.12	8.202	631	82.94
500,000.01 - 550,000.00	104	54,538,657.05	3.97	359	41.02	8.050	636	82.07
550,000.01 - 600,000.00	82	47,195,971.07	3.43	359	41.40	8.329	630	84.12
600,000.01 - 650,000.00	48	30,138,931.24	2.19	359	40.22	8.226	625	83.86
650,000.01 - 700,000.00	26	17,439,214.84	1.27	359	42.50	8.227	626	82.51
700,000.01 - 750,000.00	17	12,341,065.37	0.90	358	36.57	7.908	620	79.14
750,000.01 >=	47	39,044,336.21	2.84	359	40.40	8.039	613	77.97
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29
1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
121 to 180	32	3,123,465.48	0.23	179	35.52	8.321	608	70.52
181 to 240	25	3,078,087.41	0.22	239	34.44	7.897	618	74.36
301 to 360	6,502	1,369,155,110.89	99.55	359	40.61	8.446	616	81.33
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL
Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV1 (%)
6.000 - 6.499	34	10,911,257.71	0.79	358	42.79	6.355	625	76.82
6.500 - 6.999	358	102,524,391.18	7.45	358	39.06	6.823	632	77.18
7.000 - 7.499	676	180,725,797.99	13.14	358	39.44	7.247	630	77.43
7.500 - 7.999	1,082	267,258,452.00	19.43	358	41.42	7.758	632	78.43
8.000 - 8.499	952	207,098,040.12	15.06	358	41.13	8.243	615	80.33
8.500 - 8.999	1,080	226,178,379.74	16.45	358	41.08	8.722	608	82.13
9.000 - 9.499	708	135,181,874.92	9.83	358	40.39	9.217	603	84.71
9.500 - 9.999	688	117,454,105.38	8.54	358	40.15	9.746	595	85.93
10.000 - 10.499	338	53,436,736.61	3.89	358	40.11	10.197	598	87.36
10.500 - 10.999	208	34,497,683.69	2.51	359	39.43	10.714	595	87.29
11.000 - 11.499	93	14,336,633.09	1.04	357	38.62	11.227	588	87.55
11.500 - 11.999	82	10,045,246.26	0.73	359	40.45	11.780	610	87.32
12.000 - 12.499	64	5,283,895.30	0.38	358	41.63	12.178	609	91.56
12.500 - 12.999	172	9,481,230.86	0.69	359	45.74	12.729	630	99.99
13.000 - 13.499	24	942,938.93	0.07	359	45.79	13.089	599	100.00
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[2] (%)
0.01 to 25.00	6	449,004.91	0.03	313	44.73	7.996	605	20.77
25.01 to 30.00	4	387,291.44	0.03	358	46.37	8.687	600	28.66
30.01 to 35.00	15	2,057,878.23	0.15	346	40.39	8.303	593	32.08
35.01 to 40.00	22	2,956,334.22	0.21	350	38.92	8.007	581	37.52
40.01 to 45.00	31	5,708,662.27	0.42	356	40.74	7.690	587	42.38
45.01 to 50.00	41	7,182,487.27	0.52	355	37.93	7.958	604	47.83
50.01 to 55.00	79	15,927,984.29	1.16	355	41.53	7.747	576	53.13
55.01 to 60.00	121	24,684,202.99	1.79	359	40.55	8.073	583	58.16
60.01 to 65.00	198	37,227,052.47	2.71	356	39.66	8.275	580	63.40
65.01 to 70.00	268	61,125,778.32	4.44	358	40.37	8.136	583	68.71
70.01 to 75.00	451	98,282,037.27	7.15	358	41.96	8.232	575	74.09
75.01 to 80.00	2,403	585,522,423.05	42.57	358	41.07	8.029	634	79.80
80.01 to 85.00	551	112,982,653.09	8.21	358	39.95	8.463	595	84.52
85.01 to 90.00	1,462	281,610,738.93	20.48	358	39.24	8.911	611	89.78
90.01 to 95.00	543	113,749,126.99	8.27	358	40.91	9.329	631	94.84
95.01 to 100.00	364	25,503,008.04	1.85	358	42.32	11.762	648	99.96
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
500 to 519	396	68,925,546.68	5.01	358	41.98	9.150	510	75.93
520 to 539	526	94,355,933.48	6.86	358	41.92	8.983	530	77.56
540 to 559	611	113,437,176.71	8.25	358	40.51	8.697	550	79.67
560 to 579	523	100,004,874.87	7.27	358	40.27	8.670	569	79.73
580 to 599	710	133,024,434.50	9.67	358	40.92	8.484	589	81.65
600 to 619	888	187,382,229.67	13.62	358	40.19	8.319	609	82.54
620 to 639	970	224,071,295.54	16.29	358	40.86	8.255	629	81.94
640 to 659	677	154,344,516.45	11.22	358	40.19	8.220	650	82.12
660 to 679	454	106,526,689.73	7.75	358	40.11	8.233	668	82.75
680 to 699	320	76,458,627.98	5.56	358	39.81	8.225	688	82.48
700 to 719	198	49,796,140.85	3.62	358	41.49	8.198	709	83.45
720 to 739	116	28,563,541.59	2.08	359	39.05	8.293	728	83.71
740 to 759	95	23,524,401.44	1.71	359	39.10	8.322	749	82.47
760 to 779	52	10,685,247.96	0.78	359	40.86	8.459	769	83.44
780 to 799	18	3,313,107.20	0.24	359	35.17	9.243	786	88.70
800 or greater	5	942,899.13	0.07	359	42.71	8.748	804	85.34
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29

1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 20.00	304	62,842,926.16	4.57	357	13.93	8.403	620	81.16
20.01 - 25.00	290	54,166,489.44	3.94	357	23.12	8.457	613	81.12
25.01 - 30.00	432	79,572,047.55	5.79	357	27.98	8.492	615	80.99
30.01 - 35.00	654	128,806,532.32	9.37	358	33.20	8.390	622	81.01
35.01 - 40.00	1,018	206,081,991.16	14.98	358	38.22	8.410	616	81.48
40.01 - 45.00	1,476	320,445,920.35	23.30	358	43.23	8.397	621	81.44
45.01 - 50.00	2,169	474,364,637.61	34.49	358	48.16	8.512	615	82.72
50.01 - 55.00	216	49,076,119.19	3.57	358	53.20	8.344	571	67.22
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Alabama	15	1,383,851.14	0.10	358	43.32	9.622	563	84.89
Alaska	10	2,545,367.45	0.19	359	39.72	7.858	604	82.26
Arizona	525	90,357,332.46	6.57	358	40.68	8.531	617	80.25
Arkansas	12	1,664,541.33	0.12	359	38.00	9.666	625	83.66
California	1,180	427,846,169.58	31.11	359	41.28	8.152	629	80.54
Colorado	70	14,760,882.78	1.07	358	40.37	8.456	610	82.18
Connecticut	56	11,436,707.20	0.83	359	40.67	8.677	613	79.75
Delaware	10	2,352,119.34	0.17	359	43.28	8.589	622	78.03
Florida	716	145,224,235.48	10.56	358	39.62	8.456	621	79.28
Georgia	26	3,755,574.36	0.27	359	41.57	8.602	584	85.19
Hawaii	32	12,336,592.63	0.90	359	38.87	7.640	650	77.18
Idaho	9	951,441.33	0.07	359	37.24	8.593	616	77.75
Illinois	598	119,821,511.62	8.71	359	41.63	8.664	613	82.82
Indiana	159	14,648,757.55	1.07	357	37.40	9.180	616	87.60
Iowa	34	3,164,010.57	0.23	359	35.98	9.322	593	84.25
Kansas	29	3,795,915.03	0.28	359	38.16	9.411	597	85.30
Kentucky	37	4,438,212.19	0.32	358	41.31	8.661	598	87.18
Louisiana	72	8,298,907.43	0.60	356	39.70	9.163	593	84.85
Maine	13	2,972,334.75	0.22	359	42.94	8.706	554	66.34
Maryland	213	47,966,129.23	3.49	358	41.35	8.098	592	78.74
Massachusetts	95	25,808,057.08	1.88	358	41.99	8.319	604	79.33
Michigan	253	29,434,175.79	2.14	358	40.31	9.089	594	85.39
Minnesota	46	8,695,534.38	0.63	359	41.74	9.021	594	84.33
Mississippi	22	2,256,302.17	0.16	359	39.74	8.647	615	83.91
Missouri	194	22,489,692.23	1.64	359	38.56	9.230	601	87.47
Montana	1	173,841.16	0.01	359	32.00	6.450	674	85.29
Nebraska	35	4,350,258.59	0.32	358	37.20	8.830	609	86.64
Nevada	128	32,299,169.87	2.35	359	37.40	8.320	626	81.62
New Hampshire	6	1,023,490.50	0.07	359	39.97	8.453	635	74.50
New Jersey	196	50,905,762.80	3.70	357	41.07	8.508	598	79.09
New Mexico	47	7,292,981.30	0.53	359	38.76	8.778	608	83.32
New York	205	68,958,198.02	5.01	357	41.39	8.161	626	79.92
North Carolina	45	6,025,532.64	0.44	359	39.26	8.962	586	85.45
North Dakota	3	263,328.20	0.02	358	47.00	10.969	563	81.96
Ohio	330	32,277,558.59	2.35	356	38.19	8.753	584	86.87
Oklahoma	43	4,479,743.94	0.33	355	35.81	9.026	586	82.93
Oregon	35	6,247,090.96	0.45	359	42.01	8.419	586	79.45
Pennsylvania	137	18,899,816.31	1.37	354	37.79	8.663	586	82.71
Rhode Island	24	4,975,982.59	0.36	359	38.66	8.077	622	80.27
South Carolina	29	3,188,309.24	0.23	359	42.67	8.795	588	86.99
Tennessee	44	5,191,052.29	0.38	353	39.72	9.508	559	88.92
Texas	414	49,254,818.89	3.58	355	39.49	8.826	605	82.32
Utah	139	25,533,910.63	1.86	359	40.58	8.547	643	82.89
Vermont	1	156,434.50	0.01	359	46.00	9.000	552	65.00
Washington	115	25,132,053.36	1.83	359	39.74	8.342	609	82.14
Wisconsin	147	19,162,324.48	1.39	358	43.08	9.404	595	85.72
Wyoming	9	1,160,649.82	0.08	359	40.18	8.136	639	82.80
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Primary	5,757	1,247,219,293.88	90.68	358	41.22	8.362	613	80.90
Investor	742	115,084,564.41	8.37	358	33.77	9.301	646	85.33
Second Home	60	13,052,805.49	0.95	359	39.99	8.762	647	82.89
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29
1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	3,751	722,205,673.18	52.51	358	39.87	8.142	596	80.27
Stated Documentation	2,308	532,320,649.88	38.70	358	42.02	8.870	645	82.60
Limited Documentation	500	120,830,340.72	8.79	358	38.51	8.369	607	81.59
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29
1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Purchase	3,283	676,101,729.19	49.16	359	40.56	8.544	641	84.16
Refinance-Debt Consolidation No Cash Out**	334	62,087,856.53	4.51	358	40.12	8.199	613	81.43
Refinance-Debt Consolidation Cash Out***	2,942	637,167,078.06	46.33	357	40.65	8.362	589	78.23
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29
1 Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE TOTAL COLLATERAL

Credit Grade
RISK CATEGORY	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
I	5,041	1,052,704,803.55	76.54	358	40.56	8.333	630	82.24
II	942	200,734,343.39	14.60	357	40.13	8.574	581	80.77
III	287	62,973,142.59	4.58	358	40.08	8.986	562	78.11
IV	235	47,333,163.70	3.44	358	42.67	9.025	550	70.33
V	54	11,611,210.55	0.84	358	44.80	10.926	552	65.55
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29
1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family	4,927	1,013,612,518.24	73.70	358	40.43	8.425	613	81.19
PUD	659	157,756,562.25	11.47	358	40.97	8.341	616	80.88
Two-to-Four Family	467	108,309,779.98	7.88	358	41.74	8.619	629	81.65
Condo	478	90,218,106.43	6.56	359	40.22	8.631	638	82.65
PUD Attached	23	4,584,754.76	0.33	357	40.83	8.376	621	82.15
Single Family Attached	5	874,942.12	0.06	359	37.44	8.100	642	77.72
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29
1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	2,672	551,403,255.84	40.09	358	40.92	8.804	615	82.41
12 Months	283	82,658,132.24	6.01	358	40.76	8.378	630	81.30
24 Months	2,697	588,762,465.18	42.81	359	40.57	8.208	616	80.60
36 Months	907	152,532,810.52	11.09	356	39.32	8.092	612	79.88
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29
1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Conforming	5,897	1,036,016,300.34	75.33	358	40.41	8.514	612	80.94
Non-Conforming	662	339,340,363.44	24.67	359	41.10	8.229	627	82.35
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
12.000 - 12.499	33	10,813,414.50	0.90	359	42.73	6.355	625	76.84
12.500 - 12.999	263	81,090,175.84	6.78	358	39.15	6.813	634	77.75
13.000 - 13.499	498	142,832,100.61	11.95	359	39.83	7.244	631	78.05
13.500 - 13.999	888	233,156,947.11	19.51	359	41.75	7.759	634	78.82
14.000 - 14.499	762	182,263,433.34	15.25	359	41.36	8.243	618	80.66
14.500 - 14.999	938	207,090,020.11	17.32	359	41.23	8.725	610	82.43
15.000 - 15.499	630	126,287,358.83	10.56	358	40.33	9.218	605	84.87
15.500 - 15.999	620	109,910,044.75	9.19	359	40.15	9.746	595	86.09
16.000 - 16.499	275	46,539,632.54	3.89	359	40.10	10.197	598	87.56
16.500 - 16.999	183	32,282,411.23	2.70	359	39.35	10.710	595	87.23
17.000 - 17.499	81	13,132,448.86	1.10	358	38.40	11.223	586	87.26
17.500 - 17.999	46	7,708,128.42	0.64	359	40.18	11.771	582	84.14
18.000 - 18.499	14	2,113,966.13	0.18	358	39.59	12.158	568	78.93
18.500 - 18.999	1	142,964.21	0.01	359	18.00	12.600	600	100.00
Total:	5,232	1,195,363,046.48	100.00	359	40.72	8.446	617	81.55
• [1]Original LTV if first lien, combined LTV if second lien
Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	33	10,813,414.50	0.90	359	42.73	6.355	625	76.84
6.500 - 6.999	263	81,090,175.84	6.78	358	39.15	6.813	634	77.75
7.000 - 7.499	498	142,832,100.61	11.95	359	39.83	7.244	631	78.05
7.500 - 7.999	888	233,156,947.11	19.51	359	41.75	7.759	634	78.82
8.000 - 8.499	762	182,263,433.34	15.25	359	41.36	8.243	618	80.66
8.500 - 8.999	938	207,090,020.11	17.32	359	41.23	8.725	610	82.43
9.000 - 9.499	630	126,287,358.83	10.56	358	40.33	9.218	605	84.87
9.500 - 9.999	620	109,910,044.75	9.19	359	40.15	9.746	595	86.09
10.000 - 10.499	275	46,539,632.54	3.89	359	40.10	10.197	598	87.56
10.500 - 10.999	183	32,282,411.23	2.70	359	39.35	10.710	595	87.23
11.000 - 11.499	81	13,132,448.86	1.10	358	38.40	11.223	586	87.26
11.500 - 11.999	46	7,708,128.42	0.64	359	40.18	11.771	582	84.14
12.000 - 12.499	14	2,113,966.13	0.18	358	39.59	12.158	568	78.93
12.500 - 12.999	1	142,964.21	0.01	359	18.00	12.600	600	100.00
Total:	5,232	1,195,363,046.48	100.00	359	40.72	8.446	617	81.55
•  1Original LTV if first lien, combined LTV if second lien
•
Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
3.500 - 3.999	1	156,845.80	0.01	354	48.00	10.250	570	85.00
4.000 - 4.499	2	331,587.71	0.03	355	44.72	9.619	545	91.14
4.500 - 4.999	165	37,227,111.42	3.11	359	41.42	8.713	599	82.16
6.000 - 6.499	5,062	1,156,850,418.22	96.78	359	40.70	8.437	617	81.52
7.000 - 7.499	2	797,083.33	0.07	359	40.58	8.228	636	85.29
Total:	5,232	1,195,363,046.48	100.00	359	40.72	8.446	617	81.55
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
September 1, 2007	2	403,287.05	0.03	352	37.79	8.709	522	80.49
October 1, 2007	15	2,400,020.08	0.20	353	43.84	8.767	600	86.99
November 1, 2007	26	5,854,007.16	0.49	354	38.24	7.780	606	84.76
December 1, 2007	24	4,750,083.37	0.40	355	41.99	8.829	604	83.72
January 1, 2008	58	13,445,953.66	1.12	356	42.00	9.116	592	82.72
February 1, 2008	96	22,433,898.40	1.88	357	41.99	8.874	595	81.20
March 1, 2008	124	29,679,238.49	2.48	357	39.51	8.335	614	82.58
April 1, 2008	3,447	798,930,414.27	66.84	359	40.55	8.421	621	81.30
May 1, 2008	4	961,495.00	0.08	360	45.50	7.778	626	80.69
October 1, 2008	6	820,081.95	0.07	353	39.16	8.444	598	89.43
November 1, 2008	17	3,209,808.83	0.27	354	44.15	7.940	579	87.59
December 1, 2008	8	1,395,098.00	0.12	355	39.85	8.122	608	88.14
January 1, 2009	17	2,551,779.92	0.21	356	41.09	8.146	577	81.42
February 1, 2009	42	8,951,380.73	0.75	357	40.72	8.518	593	82.79
March 1, 2009	67	14,163,509.74	1.18	358	40.01	8.118	602	83.96
April 1, 2009	1,279	285,412,989.83	23.88	359	41.18	8.491	611	81.69
Total:	5,232	1,195,363,046.48	100.00	359	40.72	8.446	617	81.55
1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	5,232	1,195,363,046.48	100.00	359	40.72	8.446	617	81.55
Total:	5,232	1,195,363,046.48	100.00	359	40.72	8.446	617	81.55
1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	5,232	1,195,363,046.48	100.00	359	40.72	8.446	617	81.55
Total:	5,232	1,195,363,046.48	100.00	359	40.72	8.446	617	81.55
1 Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination
STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1 x 30	55	9,888,428.16	0.72	355	42.53	8.682	588	83.51
Never Delinquent	6,504	1,365,468,235.62	99.28	358	40.57	8.442	616	81.27
Total:	6,559	1,375,356,663.78	100.00	358	40.58	8.444	616	81.29

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)

Number of Mortgage Loans	4,067

Aggregate Current Principal Balance	$670,168,258
Average Current Principal Balance	$164,782	$19,989 to $798,921

Aggregate Original Principal Balance	$670,623,296
Average Original Principal Balance	$164,894	$20,000 to $800,000

Fully Amortizing Mortgage Loans	100.00%

1st Lien	99.46%

Weighted Avg. Gross Coupon	8.569%	6.200% to 13.250%

Weighted Avg. Original Term (months)	359	180 to 360
Weighted Avg. Remaining Term (months)	358	178 to 360

Weighted Avg. Margin (ARM Loans Only)	5.920%	3.750% to 7.125%

Weighted Avg. Maximum Rate (ARM Loans Only)	14.655%	12.200% to 18.325%

Weighted Avg. Minimum Rate (ARM Loans Only)	8.655%	6.200% to 12.325%

Weighted Avg. Original LTV (1)	80.03%	17.39% to 100.00%

Weighted Avg. Borrower FICO	600	500 to 811

Geographic Distribution (Top 5)	CA (14.79%)
	IL (12.12%)
	FL (9.22%)
	AZ (6.92%)
	NJ (4.83%)
(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2/6 MONTH LIBOR	1,716	271,022,559.38	40.44	358	39.82	8.982	590	80.50
2/6 MONTH LIBOR -2 YR IO	1	248,000.00	0.04	353	40.00	7.850	644	80.00
2/6 MONTH LIBOR - 5 YR IO	164	39,897,384.65	5.95	359	37.84	7.756	646	81.84
2/6 MONTH LIBOR - 40YR	271	54,848,094.22	8.18	359	41.95	8.182	611	78.73
3/6 MONTH LIBOR	800	137,836,912.97	20.57	358	40.86	8.679	593	81.01
3/6 MONTH LIBOR - 40 YR	122	25,111,215.25	3.75	359	43.45	8.166	613	81.42
3/6 MONTH LIBOR - 5 YR IO	70	15,795,588.23	2.36	359	40.55	7.545	647	81.58
FIXED RATE	833	106,358,555.22	15.87	352	39.78	8.280	600	77.57
FIXED RATE - 40 YR	67	13,784,945.43	2.06	359	41.24	7.763	609	76.95
FIXED RATE - 5YR IO	23	5,265,002.68	0.79	359	38.08	7.516	640	77.08
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03
1 Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination*
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	GROSS COUPON (%)*	FICO*	OLTV[1] (%)*
0.01 - 25,000.00	26	571,625.00	0.09	358	42.88	12.506	620	99.85
25,000.01 - 50,000.00	64	2,216,136.00	0.33	358	44.90	12.529	638	99.98
50,000.01 - 100,000.00	1,091	86,977,659.00	12.97	355	38.65	9.133	593	83.44
100,000.01 - 150,000.00	1,034	128,729,545.00	19.20	357	40.32	8.717	597	80.18
150,000.01 - 200,000.00	725	126,298,493.00	18.83	358	40.36	8.580	599	79.18
200,000.01 - 250,000.00	433	97,191,476.00	14.49	358	40.70	8.387	599	78.45
250,000.01 - 300,000.00	278	75,964,666.00	11.33	358	40.83	8.308	603	78.65
300,000.01 - 350,000.00	183	59,473,901.00	8.87	358	39.56	8.447	602	79.61
350,000.01 - 400,000.00	160	59,963,857.00	8.94	359	41.13	8.213	600	79.68
400,000.01 - 450,000.00	46	19,137,988.00	2.85	359	38.75	8.111	613	79.95
450,000.01 - 500,000.00	16	7,667,650.00	1.14	359	41.04	8.185	627	83.85
500,000.01 - 550,000.00	6	3,091,150.00	0.46	359	43.01	7.883	688	81.72
550,000.01 - 600,000.00	1	585,000.00	0.09	359	50.00	8.000	649	90.00
600,000.01 - 650,000.00	2	1,216,000.00	0.18	359	44.01	8.667	605	79.48
700,000.01 - 750,000.00	1	738,150.00	0.11	359	46.00	8.300	713	85.93
750,000.01 >=	1	800,000.00	0.12	358	48.00	7.990	675	80.00
Total:	4,067	670,623,296.00	100.00	358	40.25	8.568	600	80.03

1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

DESCRIPTION OF THE GROUP I COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 25,000.00	26	571,373.22	0.09	358	42.88	12.506	620	99.85
25,000.01 - 50,000.00	64	2,215,049.09	0.33	358	44.90	12.529	638	99.98
50,000.01 - 100,000.00	1,091	86,894,988.86	12.97	355	38.65	9.133	593	83.44
100,000.01 - 150,000.00	1,034	128,635,690.04	19.19	357	40.32	8.717	597	80.18
150,000.01 - 200,000.00	725	126,217,269.21	18.83	358	40.36	8.580	599	79.18
200,000.01 - 250,000.00	433	97,132,178.80	14.49	358	40.70	8.387	599	78.45
250,000.01 - 300,000.00	278	75,917,847.37	11.33	358	40.83	8.308	603	78.65
300,000.01 - 350,000.00	183	59,438,710.45	8.87	358	39.56	8.447	602	79.62
350,000.01 - 400,000.00	160	59,925,466.17	8.94	359	41.13	8.213	600	79.68
400,000.01 - 450,000.00	46	19,128,774.80	2.85	359	38.75	8.111	613	79.95
450,000.01 - 500,000.00	16	7,663,444.50	1.14	359	41.04	8.185	627	83.85
500,000.01 - 550,000.00	6	3,090,523.36	0.46	359	43.01	7.883	688	81.72
550,000.01 - 600,000.00	1	584,607.47	0.09	359	50.00	8.000	649	90.00
600,000.01 - 650,000.00	2	1,215,729.94	0.18	359	44.01	8.666	605	79.48
700,000.01 - 750,000.00	1	737,684.09	0.11	359	46.00	8.300	713	85.93
750,000.01 >=	1	798,920.66	0.12	358	48.00	7.990	675	80.00
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03
1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
121 to 180	25	2,480,292.98	0.37	179	37.21	8.296	614	69.71
181 to 240	22	2,808,040.12	0.42	239	34.87	7.947	617	74.41
301 to 360	4,020	664,879,924.93	99.21	359	40.29	8.572	600	80.10
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	24	5,911,290.97	0.88	359	39.28	6.365	634	72.55
6.500 - 6.999	219	49,540,879.64	7.39	358	39.88	6.816	616	73.93
7.000 - 7.499	384	79,844,669.73	11.91	356	39.66	7.246	619	76.18
7.500 - 7.999	570	104,574,257.08	15.60	357	41.14	7.761	609	75.18
8.000 - 8.499	563	91,643,853.01	13.67	358	40.84	8.248	595	78.85
8.500 - 8.999	681	112,182,670.79	16.74	358	40.45	8.729	591	80.59
9.000 - 9.499	505	77,173,725.67	11.52	358	39.67	9.219	590	84.05
9.500 - 9.999	496	71,288,791.92	10.64	357	39.77	9.738	591	85.77
10.000 - 10.499	256	35,901,475.11	5.36	359	40.04	10.210	598	86.23
10.500 - 10.999	164	23,826,039.32	3.56	359	39.78	10.718	595	85.65
11.000 - 11.499	62	8,203,753.37	1.22	356	38.88	11.221	585	86.06
11.500 - 11.999	41	4,995,295.46	0.75	359	39.48	11.746	597	85.43
12.000 - 12.499	30	2,612,334.63	0.39	358	40.53	12.180	572	82.94
12.500 - 12.999	60	2,146,831.18	0.32	358	46.73	12.782	627	99.95
13.000 - 13.499	12	322,390.15	0.05	359	45.63	13.098	621	100.00
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[2] (%)
0.01 to 25.00	5	387,052.33	0.06	306	43.25	8.100	592	20.15
25.01 to 30.00	4	387,291.44	0.06	358	46.37	8.687	600	28.66
30.01 to 35.00	15	2,057,878.23	0.31	346	40.39	8.303	593	32.08
35.01 to 40.00	17	2,567,531.73	0.38	359	38.29	8.019	584	37.52
40.01 to 45.00	28	4,744,309.54	0.71	355	38.46	7.625	597	42.41
45.01 to 50.00	37	5,752,445.91	0.86	354	38.78	8.064	597	47.63
50.01 to 55.00	67	12,293,180.64	1.83	354	40.27	7.730	582	53.14
55.01 to 60.00	99	19,856,125.76	2.96	358	40.20	8.054	577	58.21
60.01 to 65.00	171	30,139,997.24	4.50	356	40.08	8.235	574	63.29
65.01 to 70.00	215	41,537,766.53	6.20	358	40.66	8.169	576	68.78
70.01 to 75.00	359	66,983,482.60	10.00	358	41.22	8.297	576	74.07
75.01 to 80.00	1,071	189,575,090.06	28.29	357	40.55	8.163	608	79.56
80.01 to 85.00	411	68,718,467.72	10.25	358	40.20	8.563	592	84.56
85.01 to 90.00	1,094	166,391,667.87	24.83	358	39.27	9.105	609	89.77
90.01 to 95.00	338	50,804,845.37	7.58	358	40.86	9.376	626	94.84
95.01 to 100.00	136	7,971,125.06	1.19	359	43.06	11.314	651	99.98
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
500 to 519	327	52,537,993.24	7.84	358	41.70	9.106	510	75.55
520 to 539	433	69,384,813.51	10.35	358	42.63	8.968	530	77.03
540 to 559	474	74,261,627.80	11.08	358	40.85	8.760	550	78.63
560 to 579	387	63,244,966.94	9.44	358	40.35	8.523	569	78.17
580 to 599	437	66,284,258.33	9.89	357	40.41	8.408	589	79.39
600 to 619	576	99,115,148.97	14.79	358	39.61	8.396	609	81.41
620 to 639	499	83,278,992.58	12.43	356	40.36	8.308	629	80.55
640 to 659	321	56,279,792.02	8.40	358	39.57	8.344	649	81.82
660 to 679	233	41,465,229.10	6.19	357	38.62	8.431	668	83.70
680 to 699	148	24,969,877.56	3.73	357	38.51	8.504	688	84.09
700 to 719	103	18,389,328.50	2.74	358	40.17	8.427	709	85.07
720 to 739	52	8,665,622.61	1.29	359	35.35	8.602	729	84.62
740 to 759	44	7,418,527.07	1.11	359	35.69	8.923	749	82.23
760 to 779	23	3,034,840.18	0.45	359	38.37	8.652	770	85.33
780 to 799	8	1,606,007.35	0.24	359	33.13	9.358	785	84.52
800 or greater	2	231,232.27	0.03	359	33.83	9.460	805	97.02
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03
1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 20.00	199	32,137,297.10	4.80	356	13.74	8.597	622	79.17
20.01 - 25.00	192	30,970,396.73	4.62	356	23.23	8.622	609	80.08
25.01 - 30.00	267	40,898,706.77	6.10	356	28.02	8.664	603	79.95
30.01 - 35.00	428	69,468,613.03	10.37	357	33.17	8.507	606	79.25
35.01 - 40.00	635	99,218,755.80	14.81	358	38.19	8.561	602	80.14
40.01 - 45.00	887	146,566,998.64	21.87	358	43.19	8.534	601	80.39
45.01 - 50.00	1,289	218,211,347.02	32.56	358	48.14	8.614	597	82.21
50.01 - 55.00	170	32,696,142.94	4.88	357	53.23	8.371	569	66.16
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Alabama	13	1,116,692.96	0.17	359	42.44	9.650	565	83.67
Alaska	4	1,131,558.85	0.17	359	46.60	7.737	591	80.78
Arizona	300	46,392,258.68	6.92	357	41.24	8.571	609	78.24
Arkansas	10	1,489,675.49	0.22	359	37.09	9.534	635	83.83
California	353	99,099,689.86	14.79	358	39.62	8.147	600	74.66
Colorado	49	8,367,258.11	1.25	357	41.21	8.637	595	82.15
Connecticut	46	7,702,642.95	1.15	359	40.49	8.635	610	76.38
Delaware	7	1,295,018.90	0.19	359	43.13	8.302	598	79.60
Florida	344	61,805,045.07	9.22	358	38.72	8.568	604	76.69
Georgia	21	2,922,288.68	0.44	359	40.85	8.644	584	85.87
Hawaii	20	6,880,333.20	1.03	359	38.10	7.767	637	77.05
Idaho	9	951,441.33	0.14	359	37.24	8.593	616	77.75
Illinois	469	81,198,504.31	12.12	359	41.92	8.649	605	81.65
Indiana	139	12,701,520.93	1.90	357	38.06	9.173	620	87.40
Iowa	29	2,684,052.80	0.40	359	35.59	9.517	594	84.82
Kansas	23	2,591,116.88	0.39	359	39.50	9.409	579	84.20
Kentucky	28	2,666,328.72	0.40	358	42.07	9.361	575	88.11
Louisiana	47	5,130,596.71	0.77	357	40.27	9.087	586	85.13
Maine	8	1,204,190.06	0.18	359	42.94	8.035	571	71.02
Maryland	155	30,911,537.43	4.61	358	40.94	8.092	587	76.99
Massachusetts	64	15,167,133.44	2.26	357	42.45	8.210	592	76.11
Michigan	189	21,824,393.07	3.26	358	40.81	9.137	596	86.25
Minnesota	40	7,209,334.23	1.08	359	41.49	9.066	601	84.00
Mississippi	16	1,476,137.71	0.22	359	39.04	9.018	622	85.50
Missouri	154	17,243,772.83	2.57	359	38.86	9.358	604	87.88
Montana	1	173,841.16	0.03	359	32.00	6.450	674	85.29
Nebraska	29	3,235,567.48	0.48	358	39.05	8.944	609	87.49
Nevada	50	10,374,140.63	1.55	359	38.75	8.362	613	80.27
New Hampshire	6	1,023,490.50	0.15	359	39.97	8.453	635	74.50
New Jersey	144	32,342,868.73	4.83	357	42.15	8.485	585	76.42
New Mexico	34	5,024,957.44	0.75	359	38.13	8.804	589	83.43
New York	109	30,586,549.44	4.56	355	39.25	7.997	618	78.65
North Carolina	38	4,912,087.54	0.73	359	38.26	9.017	576	84.96
North Dakota	3	263,328.20	0.04	358	47.00	10.969	563	81.96
Ohio	253	25,278,763.81	3.77	357	38.84	8.775	582	86.89
Oklahoma	33	3,337,771.36	0.50	354	34.37	9.038	578	83.13
Oregon	27	4,900,574.87	0.73	359	43.18	8.416	568	78.98
Pennsylvania	105	14,366,006.91	2.14	352	37.38	8.700	589	82.25
Rhode Island	19	3,383,128.76	0.50	359	41.12	8.378	602	79.71
South Carolina	23	2,447,873.45	0.37	359	43.44	8.700	587	87.10
Tennessee	30	3,573,773.24	0.53	355	38.65	9.464	558	88.20
Texas	298	31,584,898.38	4.71	353	39.37	8.780	594	81.36
Utah	97	15,465,976.40	2.31	359	40.94	8.688	641	84.02
Vermont	1	156,434.50	0.02	359	46.00	9.000	552	65.00
Washington	94	19,611,197.04	2.93	359	40.74	8.340	606	81.97
Wisconsin	130	16,401,710.10	2.45	358	43.49	9.419	590	85.35
Wyoming	6	560,794.89	0.08	359	38.26	8.559	580	85.80
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Primary	3,357	559,396,760.61	83.47	358	41.46	8.426	591	79.06
Investor	655	99,854,320.80	14.90	358	33.68	9.351	647	85.13
Second Home	55	10,917,176.62	1.63	359	38.76	8.690	644	83.23
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03
1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	2,602	412,192,434.24	61.51	357	40.35	8.287	583	78.95
Stated Documentation	1,222	214,990,436.49	32.08	358	40.43	9.078	635	81.97
Limited Documentation	243	42,985,387.30	6.41	357	38.40	8.718	589	80.80
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03
1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Purchase	1,316	166,108,954.05	24.79	359	39.68	9.136	636	87.00
Refinance-Debt Consolidation No Cash Out**	292	45,880,463.70	6.85	357	39.82	8.281	604	81.13
Refinance-Debt Consolidation Cash Out***	2,459	458,178,840.28	68.37	357	40.50	8.391	587	77.40
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03
1 Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE GROUP I COLLATERAL

Credit Grade
RISK CATEGORY	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
I	2,857	453,119,211.00	67.61	358	40.06	8.445	615	81.57
II	738	130,227,393.49	19.43	357	40.19	8.568	578	79.35
III	237	45,233,096.31	6.75	359	40.43	9.020	561	77.19
IV	194	33,912,398.71	5.06	357	41.90	9.096	548	69.25
V	41	7,676,158.52	1.15	359	44.52	10.889	551	65.15
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03
1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family	3,191	510,442,306.65	76.17	357	40.22	8.553	597	79.95
Two-to-Four Family	321	63,940,972.56	9.54	359	40.58	8.688	618	79.65
PUD	295	55,764,681.96	8.32	357	41.25	8.430	596	79.46
Condo	244	37,324,615.74	5.57	359	38.71	8.807	627	82.84
PUD Attached	12	2,084,638.13	0.31	354	41.16	8.239	606	79.04
Single Family Attached	4	611,042.99	0.09	359	37.19	8.579	610	76.74
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03
1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	1,751	295,351,931.85	44.07	358	40.70	8.741	601	81.02
12 Months	153	32,879,470.92	4.91	357	39.92	8.498	620	78.77
24 Months	1,522	247,627,008.83	36.95	359	40.15	8.516	594	79.30
36 Months	641	94,309,846.43	14.07	355	39.24	8.189	606	79.30
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03
1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Conforming	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
12.000 - 12.499	24	5,911,290.97	1.09	359	39.28	6.365	634	72.55
12.500 - 12.999	139	32,746,659.67	6.01	358	40.24	6.800	612	73.63
13.000 - 13.499	252	55,040,667.60	10.10	358	39.44	7.246	620	76.74
13.500 - 13.999	416	80,188,591.34	14.72	359	41.85	7.765	609	75.51
14.000 - 14.499	406	71,468,901.33	13.12	359	41.10	8.251	597	79.32
14.500 - 14.999	566	97,155,741.51	17.83	359	40.65	8.734	592	81.03
15.000 - 15.499	440	69,635,500.87	12.78	358	39.45	9.219	591	84.25
15.500 - 15.999	447	65,710,959.48	12.06	359	39.75	9.739	592	85.99
16.000 - 16.499	209	30,599,096.43	5.62	359	39.83	10.212	599	86.59
16.500 - 16.999	143	21,894,523.13	4.02	359	39.72	10.714	595	85.53
17.000 - 17.499	57	7,779,252.54	1.43	358	38.97	11.221	588	86.33
17.500 - 17.999	32	4,633,570.02	0.85	359	39.11	11.752	591	84.81
18.000 - 18.499	13	1,994,999.81	0.37	358	40.41	12.164	558	77.68
Total:	3,144	544,759,754.70	100.00	359	40.34	8.655	600	80.62
• [1]Original LTV if first lien, combined LTV if second lien

Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	24	5,911,290.97	1.09	359	39.28	6.365	634	72.55
6.500 - 6.999	139	32,746,659.67	6.01	358	40.24	6.800	612	73.63
7.000 - 7.499	252	55,040,667.60	10.10	358	39.44	7.246	620	76.74
7.500 - 7.999	416	80,188,591.34	14.72	359	41.85	7.765	609	75.51
8.000 - 8.499	406	71,468,901.33	13.12	359	41.10	8.251	597	79.32
8.500 - 8.999	566	97,155,741.51	17.83	359	40.65	8.734	592	81.03
9.000 - 9.499	440	69,635,500.87	12.78	358	39.45	9.219	591	84.25
9.500 - 9.999	447	65,710,959.48	12.06	359	39.75	9.739	592	85.99
10.000 - 10.499	209	30,599,096.43	5.62	359	39.83	10.212	599	86.59
10.500 - 10.999	143	21,894,523.13	4.02	359	39.72	10.714	595	85.53
11.000 - 11.499	57	7,779,252.54	1.43	358	38.97	11.221	588	86.33
11.500 - 11.999	32	4,633,570.02	0.85	359	39.11	11.752	591	84.81
12.000 - 12.499	13	1,994,999.81	0.37	358	40.41	12.164	558	77.68
Total:	3,144	544,759,754.70	100.00	359	40.34	8.655	600	80.62
•  1Original LTV if first lien, combined LTV if second lien
•
Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
3.500 - 3.999	1	156,845.80	0.03	354	48.00	10.250	570	85.00
4.000 - 4.499	2	331,587.71	0.06	355	44.72	9.619	545	91.14
4.500 - 4.999	146	28,668,049.53	5.26	359	42.44	8.720	594	81.49
6.000 - 6.499	2,994	515,322,188.33	94.60	359	40.22	8.650	600	80.56
7.000 - 7.499	1	281,083.33	0.05	359	49.00	10.300	602	95.00
Total:	3,144	544,759,754.70	100.00	359	40.34	8.655	600	80.62
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
September 1, 2007	2	403,287.05	0.07	352	37.79	8.709	522	80.49
October 1, 2007	12	1,637,619.23	0.30	353	42.15	9.183	585	83.68
November 1, 2007	20	3,708,218.45	0.68	354	38.45	7.873	593	84.09
December 1, 2007	18	2,529,542.12	0.46	355	39.18	9.045	566	84.76
January 1, 2008	35	5,576,146.51	1.02	356	40.59	9.377	584	81.41
February 1, 2008	71	12,724,457.00	2.34	357	41.52	9.158	570	80.21
March 1, 2008	79	14,794,947.09	2.72	356	39.64	8.793	596	81.71
April 1, 2008	1,912	323,879,320.80	59.45	359	39.87	8.704	602	80.22
May 1, 2008	3	762,500.00	0.14	360	44.33	7.723	621	80.87
October 1, 2008	6	820,081.95	0.15	353	39.16	8.444	598	89.43
November 1, 2008	12	1,933,291.19	0.35	354	43.78	8.098	558	84.35
December 1, 2008	5	618,619.92	0.11	355	30.35	8.713	590	88.57
January 1, 2009	13	2,254,145.84	0.41	356	42.19	8.080	580	81.06
February 1, 2009	28	4,540,944.96	0.83	357	42.03	8.748	565	79.55
March 1, 2009	50	8,174,937.96	1.50	358	38.83	8.352	593	84.54
April 1, 2009	878	160,401,694.63	29.44	359	41.30	8.518	602	80.87
Total:	3,144	544,759,754.70	100.00	359	40.34	8.655	600	80.62
1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	3,144	544,759,754.70	100.00	359	40.34	8.655	600	80.62
Total:	3,144	544,759,754.70	100.00	359	40.34	8.655	600	80.62
1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	3,144	544,759,754.70	100.00	359	40.34	8.655	600	80.62
Total:	3,144	544,759,754.70	100.00	359	40.34	8.655	600	80.62
1 Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination
STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1 x 30	40	6,036,392.34	0.90	355	42.90	8.802	573	83.81
Never Delinquent	4,027	664,131,865.69	99.10	358	40.23	8.566	601	80.00
Total:	4,067	670,168,258.03	100.00	358	40.25	8.569	600	80.03

DESCRIPTION OF THE GROUP II COLLATERAL

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)

Number of Mortgage Loans	2,492

Aggregate Current Principal Balance	$705,188,406
Average Current Principal Balance	$282,981	$19,982 to $998,584

Aggregate Original Principal Balance	$705,486,893
Average Original Principal Balance	$283,101	$20,000 to $1,000,000

Fully Amortizing Mortgage Loans	100.00%

1st Lien	98.08%

Weighted Avg. Gross Coupon	8.326%	6.150% to 13.250%

Weighted Avg. Original Term (months)	360	180 to 360
Weighted Avg. Remaining Term (months)	359	179 to 360

Weighted Avg. Margin (ARM Loans Only)	5.981%	4.500% to 7.125%

Weighted Avg. Maximum Rate (ARM Loans Only)	14.270%	12.150% to 18.600%

Weighted Avg. Minimum Rate (ARM Loans Only)	8.270%	6.150% to 12.600%

Weighted Avg. Original LTV (1)	82.48%	24.60% to 100.00%

Weighted Avg. Borrower FICO	631	500 to 811

Geographic Distribution (Top 5)	CA (46.62%)
	FL (11.83%)
	AZ (6.23%)
	IL (5.48%)
	NY (5.44%)
(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE GROUP II COLLATERAL
Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2/6 MONTH LIBOR	802	216,986,772.65	30.77	359	40.67	8.570	611	82.20
2/6 MONTH LIBOR - 5 YR IO	436	158,935,013.69	22.54	359	40.11	7.761	660	82.14
2/6 MONTH LIBOR - 40YR	406	136,920,572.89	19.42	359	42.70	8.244	638	82.07
3/6 MONTH LIBOR	269	73,141,306.95	10.37	359	40.81	8.529	607	82.06
3/6 MONTH LIBOR - 40 YR	93	32,387,101.60	4.59	359	41.90	8.427	627	83.85
3/6 MONTH LIBOR - 5 YR IO	82	32,232,524.00	4.57	359	40.74	8.122	652	84.19
FIXED RATE	370	44,505,354.19	6.31	356	39.05	9.270	631	85.42
FIXED RATE - 40 YR	24	6,876,657.78	0.98	359	40.19	7.714	623	79.86
FIXED RATE - 5YR IO	10	3,203,102.00	0.45	358	37.92	7.878	665	78.95
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48
[1] Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination*
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	GROSS COUPON (%)*	FICO*	OLTV[1] (%)*
0.01 - 25,000.00	5	110,980.00	0.02	358	33.84	10.621	617	100.00
25,000.01 - 50,000.00	68	2,690,025.00	0.38	358	41.57	12.519	642	100.00
50,000.01 - 100,000.00	371	28,123,740.00	3.99	355	39.03	9.714	609	86.96
100,000.01 - 150,000.00	287	36,274,395.00	5.14	358	38.35	9.030	619	82.71
150,000.01 - 200,000.00	305	53,566,612.00	7.59	359	40.30	8.577	629	81.82
200,000.01 - 250,000.00	242	54,477,714.00	7.72	358	40.62	8.295	630	82.12
250,000.01 - 300,000.00	214	58,685,079.00	8.32	359	40.28	8.152	644	82.02
300,000.01 - 350,000.00	176	56,957,836.00	8.07	359	42.83	8.155	641	82.01
350,000.01 - 400,000.00	146	54,576,551.00	7.74	359	41.90	8.061	642	82.19
400,000.01 - 450,000.00	177	75,997,155.00	10.77	359	42.21	8.220	635	82.82
450,000.01 - 500,000.00	188	89,669,543.00	12.71	359	41.12	8.204	632	82.86
500,000.01 - 550,000.00	98	51,473,834.00	7.30	359	40.90	8.060	633	82.09
550,000.01 - 600,000.00	81	46,627,820.00	6.61	359	41.29	8.334	630	84.04
600,000.01 - 650,000.00	46	28,932,600.00	4.10	359	40.06	8.207	625	84.04
650,000.01 - 700,000.00	26	17,445,391.00	2.47	359	42.50	8.227	626	82.51
700,000.01 - 750,000.00	16	11,611,695.00	1.65	358	35.97	7.883	614	78.70
750,000.01 >=	46	38,265,923.00	5.42	359	40.24	8.040	612	77.92
Total:	2,492	705,486,893.00	100.00	359	40.89	8.326	631	82.48

1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

DESCRIPTION OF THE GROUP II COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 25,000.00	5	110,882.28	0.02	358	33.84	10.621	617	100.00
25,000.01 - 50,000.00	68	2,688,900.26	0.38	358	41.57	12.519	642	100.00
50,000.01 - 100,000.00	371	28,102,524.95	3.99	355	39.03	9.715	609	86.97
100,000.01 - 150,000.00	287	36,254,920.30	5.14	358	38.35	9.030	619	82.71
150,000.01 - 200,000.00	305	53,543,385.63	7.59	359	40.30	8.577	629	81.82
200,000.01 - 250,000.00	242	54,453,273.88	7.72	358	40.62	8.295	630	82.12
250,000.01 - 300,000.00	214	58,663,262.07	8.32	359	40.28	8.152	644	82.02
300,000.01 - 350,000.00	176	56,937,372.32	8.07	359	42.83	8.155	641	82.01
350,000.01 - 400,000.00	146	54,554,704.94	7.74	359	41.90	8.061	642	82.19
400,000.01 - 450,000.00	177	75,970,684.47	10.77	359	42.21	8.220	635	82.82
450,000.01 - 500,000.00	188	89,637,784.39	12.71	359	41.12	8.204	632	82.86
500,000.01 - 550,000.00	98	51,448,133.69	7.30	359	40.90	8.060	633	82.09
550,000.01 - 600,000.00	81	46,611,363.60	6.61	359	41.29	8.334	630	84.04
600,000.01 - 650,000.00	46	28,923,201.30	4.10	359	40.06	8.207	625	84.04
650,000.01 - 700,000.00	26	17,439,214.84	2.47	359	42.50	8.227	626	82.51
700,000.01 - 750,000.00	16	11,603,381.28	1.65	358	35.97	7.883	614	78.70
750,000.01 >=	46	38,245,415.55	5.42	359	40.24	8.040	612	77.92
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48
1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
121 to 180	7	643,172.50	0.09	179	28.99	8.420	586	73.64
181 to 240	3	270,047.29	0.04	239	30.03	7.378	628	73.82
301 to 360	2,482	704,275,185.96	99.87	359	40.91	8.326	631	82.49
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	10	4,999,966.74	0.71	358	46.95	6.344	614	81.88
6.500 - 6.999	139	52,983,511.54	7.51	358	38.29	6.830	646	80.22
7.000 - 7.499	292	100,881,128.26	14.31	358	39.27	7.247	638	78.42
7.500 - 7.999	512	162,684,194.92	23.07	359	41.60	7.756	646	80.52
8.000 - 8.499	389	115,454,187.11	16.37	359	41.37	8.239	630	81.50
8.500 - 8.999	399	113,995,708.95	16.17	359	41.70	8.715	625	83.65
9.000 - 9.499	203	58,008,149.25	8.23	359	41.34	9.215	620	85.58
9.500 - 9.999	192	46,165,313.46	6.55	359	40.72	9.759	601	86.19
10.000 - 10.499	82	17,535,261.50	2.49	358	40.25	10.168	597	89.67
10.500 - 10.999	44	10,671,644.37	1.51	359	38.64	10.703	594	90.94
11.000 - 11.499	31	6,132,879.72	0.87	358	38.28	11.235	591	89.53
11.500 - 11.999	41	5,049,950.80	0.72	358	41.41	11.814	622	89.18
12.000 - 12.499	34	2,671,560.67	0.38	358	42.72	12.176	644	100.00
12.500 - 12.999	112	7,334,399.68	1.04	359	45.45	12.714	630	100.00
13.000 - 13.499	12	620,548.78	0.09	359	45.88	13.085	588	100.00
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48
1 Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[2] (%)
0.01 to 25.00	1	61,952.58	0.01	359	54.00	7.350	689	24.60
35.01 to 40.00	5	388,802.49	0.06	295	43.06	7.930	562	37.51
40.01 to 45.00	3	964,352.73	0.14	359	51.98	8.010	537	42.22
45.01 to 50.00	4	1,430,041.36	0.20	359	34.48	7.530	631	48.64
50.01 to 55.00	12	3,634,803.65	0.52	359	45.77	7.803	555	53.11
55.01 to 60.00	22	4,828,077.23	0.68	359	41.99	8.150	608	57.94
60.01 to 65.00	27	7,087,055.23	1.00	357	37.87	8.449	603	63.84
65.01 to 70.00	53	19,588,011.79	2.78	358	39.75	8.067	598	68.58
70.01 to 75.00	92	31,298,554.67	4.44	358	43.55	8.090	573	74.14
75.01 to 80.00	1,332	395,947,332.99	56.15	359	41.32	7.965	647	79.92
80.01 to 85.00	140	44,264,185.37	6.28	358	39.57	8.308	599	84.46
85.01 to 90.00	368	115,219,071.06	16.34	359	39.18	8.631	613	89.79
90.01 to 95.00	205	62,944,281.62	8.93	358	40.95	9.290	634	94.84
95.01 to 100.00	228	17,531,882.98	2.49	358	41.99	11.966	647	99.95
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
500 to 519	69	16,387,553.44	2.32	358	42.90	9.291	510	77.14
520 to 539	93	24,971,119.97	3.54	358	39.95	9.023	531	79.01
540 to 559	137	39,175,548.91	5.56	359	39.87	8.577	550	81.65
560 to 579	136	36,759,907.93	5.21	358	40.13	8.922	570	82.42
580 to 599	273	66,740,176.17	9.46	358	41.43	8.559	589	83.91
600 to 619	312	88,267,080.70	12.52	358	40.84	8.232	609	83.81
620 to 639	471	140,792,302.96	19.97	359	41.16	8.224	629	82.76
640 to 659	356	98,064,724.43	13.91	359	40.54	8.149	650	82.30
660 to 679	221	65,061,460.63	9.23	359	41.06	8.106	668	82.15
680 to 699	172	51,488,750.42	7.30	359	40.44	8.090	688	81.70
700 to 719	95	31,406,812.35	4.45	359	42.26	8.064	710	82.50
720 to 739	64	19,897,918.98	2.82	359	40.65	8.159	728	83.31
740 to 759	51	16,105,874.37	2.28	359	40.67	8.046	748	82.58
760 to 779	29	7,650,407.78	1.08	359	41.85	8.383	769	82.69
780 to 799	10	1,707,099.85	0.24	359	37.10	9.134	786	92.64
800 or greater	3	711,666.86	0.10	359	45.59	8.516	804	81.54
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48
1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 20.00	105	30,705,629.06	4.35	358	14.12	8.200	618	83.24
20.01 - 25.00	98	23,196,092.71	3.29	358	22.98	8.237	620	82.51
25.01 - 30.00	165	38,673,340.78	5.48	357	27.94	8.309	628	82.10
30.01 - 35.00	226	59,337,919.29	8.41	359	33.23	8.252	641	83.06
35.01 - 40.00	383	106,863,235.36	15.15	359	38.24	8.268	630	82.72
40.01 - 45.00	589	173,878,921.71	24.66	359	43.27	8.281	638	82.33
45.01 - 50.00	880	256,153,290.59	36.32	359	48.17	8.426	631	83.15
50.01 - 55.00	46	16,379,976.25	2.32	358	53.14	8.288	574	69.34
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Alabama	2	267,158.18	0.04	356	47.00	9.508	554	90.00
Alaska	6	1,413,808.60	0.20	359	34.22	7.954	615	83.45
Arizona	225	43,965,073.78	6.23	359	40.10	8.488	626	82.37
Arkansas	2	174,865.84	0.02	356	45.72	10.789	536	82.17
California	827	328,746,479.72	46.62	359	41.78	8.153	638	82.31
Colorado	21	6,393,624.67	0.91	359	39.29	8.218	629	82.22
Connecticut	10	3,734,064.25	0.53	359	41.02	8.763	620	86.70
Delaware	3	1,057,100.44	0.15	358	43.47	8.941	652	76.09
Florida	372	83,419,190.41	11.83	358	40.29	8.374	634	81.19
Georgia	5	833,285.68	0.12	359	44.08	8.455	583	82.81
Hawaii	12	5,456,259.43	0.77	359	39.83	7.481	666	77.34
Illinois	129	38,623,007.31	5.48	359	41.03	8.694	631	85.29
Indiana	20	1,947,236.62	0.28	359	33.14	9.231	586	88.90
Iowa	5	479,957.77	0.07	359	38.14	8.232	587	81.08
Kansas	6	1,204,798.15	0.17	359	35.30	9.416	637	87.68
Kentucky	9	1,771,883.47	0.25	359	40.15	7.606	634	85.77
Louisiana	25	3,168,310.72	0.45	355	38.77	9.286	603	84.40
Maine	5	1,768,144.69	0.25	358	42.93	9.162	543	63.15
Maryland	58	17,054,591.80	2.42	359	42.07	8.108	602	81.92
Massachusetts	31	10,640,923.64	1.51	359	41.33	8.473	622	83.91
Michigan	64	7,609,782.72	1.08	359	38.87	8.951	587	82.92
Minnesota	6	1,486,200.15	0.21	359	42.91	8.803	559	85.95
Mississippi	6	780,164.46	0.11	359	41.06	7.944	600	80.91
Missouri	40	5,245,919.40	0.74	359	37.59	8.812	593	86.11
Nebraska	6	1,114,691.11	0.16	358	31.83	8.499	610	84.18
Nevada	78	21,925,029.24	3.11	359	36.76	8.299	632	82.27
New Jersey	52	18,562,894.07	2.63	359	39.18	8.548	620	83.74
New Mexico	13	2,268,023.86	0.32	359	40.13	8.720	649	83.09
New York	96	38,371,648.58	5.44	359	43.10	8.292	632	80.94
North Carolina	7	1,113,445.10	0.16	359	43.69	8.718	628	87.61
Ohio	77	6,998,794.78	0.99	354	35.85	8.675	593	86.80
Oklahoma	10	1,141,972.58	0.16	359	40.02	8.991	609	82.33
Oregon	8	1,346,516.09	0.19	359	37.75	8.429	653	81.14
Pennsylvania	32	4,533,809.40	0.64	359	39.08	8.545	576	84.16
Rhode Island	5	1,592,853.83	0.23	359	33.44	7.435	664	81.47
South Carolina	6	740,435.79	0.10	359	40.13	9.108	590	86.61
Tennessee	14	1,617,279.05	0.23	349	42.09	9.607	562	90.50
Texas	116	17,669,920.51	2.51	359	39.69	8.910	625	84.04
Utah	42	10,067,934.23	1.43	359	40.03	8.331	647	81.16
Washington	21	5,520,856.32	0.78	359	36.22	8.349	619	82.74
Wisconsin	17	2,760,614.38	0.39	359	40.61	9.314	620	87.91
Wyoming	3	599,854.93	0.09	359	41.98	7.740	693	80.00
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Primary	2,400	687,822,533.27	97.54	359	41.02	8.309	631	82.39
Investor	87	15,230,243.61	2.16	359	34.35	8.970	641	86.64
Second Home	5	2,135,628.87	0.30	359	46.30	9.131	662	81.18
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48
1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	1,149	310,013,238.94	43.96	358	39.23	7.950	613	82.03
Stated Documentation	1,086	317,330,213.39	45.00	359	43.09	8.730	651	83.03
Limited Documentation	257	77,844,953.42	11.04	359	38.57	8.176	617	82.03
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48
1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Purchase	1,967	509,992,775.14	72.32	359	40.85	8.351	643	83.23
Refinance-Debt Consolidation No Cash Out**	42	16,207,392.83	2.30	359	40.98	7.967	639	82.29
Refinance-Debt Consolidation Cash Out***	483	178,988,237.78	25.38	358	41.03	8.286	595	80.35
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48
1 Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE GROUP II COLLATERAL

Credit Grade
RISK CATEGORY	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
I	2,184	599,585,592.55	85.02	359	40.93	8.249	640	82.75
II	204	70,506,949.90	10.00	358	40.03	8.584	588	83.39
III	50	17,740,046.28	2.52	358	39.20	8.900	566	80.45
IV	41	13,420,764.99	1.90	359	44.62	8.845	554	73.05
V	13	3,935,052.03	0.56	358	45.35	10.998	552	66.32
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48
1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family	1,736	503,170,211.59	71.35	359	40.65	8.296	629	82.46
PUD	364	101,991,880.29	14.46	359	40.81	8.293	626	81.65
Condo	234	52,893,490.69	7.50	359	41.28	8.507	645	82.51
Two-to-Four Family	146	44,368,807.42	6.29	358	43.42	8.520	646	84.52
PUD Attached	11	2,500,116.63	0.35	359	40.55	8.490	634	84.75
Single Family Attached	1	263,899.13	0.04	359	38.00	6.990	716	80.00
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48
1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	921	256,051,323.99	36.31	359	41.18	8.876	631	84.01
12 Months	130	49,778,661.32	7.06	359	41.31	8.299	636	82.96
24 Months	1,175	341,135,456.35	48.38	359	40.87	7.983	632	81.54
36 Months	266	58,222,964.09	8.26	357	39.44	7.934	622	80.83
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48
1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Conforming	1,830	365,848,042.31	51.88	358	40.70	8.415	635	82.60
Non-Conforming	662	339,340,363.44	48.12	359	41.10	8.229	627	82.35
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
12.000 - 12.499	9	4,902,123.53	0.75	358	46.89	6.344	614	82.02
12.500 - 12.999	124	48,343,516.17	7.43	358	38.41	6.822	650	80.53
13.000 - 13.499	246	87,791,433.01	13.49	359	40.08	7.243	637	78.87
13.500 - 13.999	472	152,968,355.77	23.51	359	41.70	7.755	647	80.55
14.000 - 14.499	356	110,794,532.01	17.03	359	41.53	8.238	631	81.52
14.500 - 14.999	372	109,934,278.60	16.90	359	41.74	8.717	625	83.68
15.000 - 15.499	190	56,651,857.96	8.71	359	41.40	9.216	621	85.64
15.500 - 15.999	173	44,199,085.27	6.79	359	40.74	9.758	601	86.24
16.000 - 16.499	66	15,940,536.11	2.45	359	40.62	10.167	595	89.43
16.500 - 16.999	40	10,387,888.10	1.60	359	38.56	10.702	594	90.81
17.000 - 17.499	24	5,353,196.32	0.82	359	37.57	11.227	583	88.62
17.500 - 17.999	14	3,074,558.40	0.47	358	41.79	11.799	569	83.14
18.000 - 18.499	1	118,966.32	0.02	359	26.00	12.050	730	100.00
18.500 - 18.999	1	142,964.21	0.02	359	18.00	12.600	600	100.00
Total:	2,088	650,603,291.78	100.00	359	41.04	8.270	631	82.32
• [1]Original LTV if first lien, combined LTV if second lien

Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	9	4,902,123.53	0.75	358	46.89	6.344	614	82.02
6.500 - 6.999	124	48,343,516.17	7.43	358	38.41	6.822	650	80.53
7.000 - 7.499	246	87,791,433.01	13.49	359	40.08	7.243	637	78.87
7.500 - 7.999	472	152,968,355.77	23.51	359	41.70	7.755	647	80.55
8.000 - 8.499	356	110,794,532.01	17.03	359	41.53	8.238	631	81.52
8.500 - 8.999	372	109,934,278.60	16.90	359	41.74	8.717	625	83.68
9.000 - 9.499	190	56,651,857.96	8.71	359	41.40	9.216	621	85.64
9.500 - 9.999	173	44,199,085.27	6.79	359	40.74	9.758	601	86.24
10.000 - 10.499	66	15,940,536.11	2.45	359	40.62	10.167	595	89.43
10.500 - 10.999	40	10,387,888.10	1.60	359	38.56	10.702	594	90.81
11.000 - 11.499	24	5,353,196.32	0.82	359	37.57	11.227	583	88.62
11.500 - 11.999	14	3,074,558.40	0.47	358	41.79	11.799	569	83.14
12.000 - 12.499	1	118,966.32	0.02	359	26.00	12.050	730	100.00
12.500 - 12.999	1	142,964.21	0.02	359	18.00	12.600	600	100.00
Total:	2,088	650,603,291.78	100.00	359	41.04	8.270	631	82.32
•  1Original LTV if first lien, combined LTV if second lien
•
Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
4.500 - 4.999	19	8,559,061.89	1.32	359	37.98	8.688	616	84.43
6.000 - 6.499	2,068	641,528,229.89	98.61	359	41.09	8.265	631	82.30
7.000 - 7.499	1	516,000.00	0.08	359	36.00	7.100	655	80.00
Total:	2,088	650,603,291.78	100.00	359	41.04	8.270	631	82.32
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
October 1, 2007	3	762,400.85	0.12	353	47.46	7.874	634	94.08
November 1, 2007	6	2,145,788.71	0.33	354	37.89	7.618	630	85.91
December 1, 2007	6	2,220,541.25	0.34	355	45.19	8.583	646	82.53
January 1, 2008	23	7,869,807.15	1.21	356	42.99	8.932	597	83.64
February 1, 2008	25	9,709,441.40	1.49	357	42.61	8.502	628	82.49
March 1, 2008	45	14,884,291.40	2.29	358	39.37	7.880	631	83.45
April 1, 2008	1,535	475,051,093.47	73.02	359	41.01	8.228	634	82.04
May 1, 2008	1	198,995.00	0.03	360	50.00	7.990	645	80.00
November 1, 2008	5	1,276,517.64	0.20	354	44.73	7.701	611	92.49
December 1, 2008	3	776,478.08	0.12	355	47.41	7.652	621	87.80
January 1, 2009	4	297,634.08	0.05	356	32.76	8.649	556	84.14
February 1, 2009	14	4,410,435.77	0.68	357	39.37	8.280	622	86.12
March 1, 2009	17	5,988,571.78	0.92	358	41.64	7.799	614	83.17
April 1, 2009	401	125,011,295.20	19.21	359	41.03	8.455	623	82.73
Total:	2,088	650,603,291.78	100.00	359	41.04	8.270	631	82.32
1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	2,088	650,603,291.78	100.00	359	41.04	8.270	631	82.32
Total:	2,088	650,603,291.78	100.00	359	41.04	8.270	631	82.32
1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	2,088	650,603,291.78	100.00	359	41.04	8.270	631	82.32
Total:	2,088	650,603,291.78	100.00	359	41.04	8.270	631	82.32
1 Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination
STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1 x 30	15	3,852,035.82	0.55	355	41.94	8.493	610	83.04
Never Delinquent	2,477	701,336,369.93	99.45	359	40.89	8.325	631	82.48
Total:	2,492	705,188,405.75	100.00	359	40.89	8.326	631	82.48

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)

Number of Mortgage Loans	786

Aggregate Current Principal Balance	$255,576,615
Average Current Principal Balance	$325,161	$65,000 to $820,000

Aggregate Original Principal Balance	$255,577,793
Average Original Principal Balance	$325,163	$65,000 to $820,000

Fully Amortizing Mortgage Loans	100.00%

1st Lien	100.00%

Weighted Avg. Gross Coupon	7.789%	6.150% to 11.487%

Weighted Avg. Original Term (months)	360	240 to 360
Weighted Avg. Remaining Term (months)	359	239 to 360

Weighted Avg. Margin (ARM Loans Only)	5.984%	4.500% to 7.125%

Weighted Avg. Maximum Rate (ARM Loans Only)	13.794%	12.150% to 17.487%

Weighted Avg. Minimum Rate (ARM Loans Only)	7.794%	6.150% to 11.487%

Weighted Avg. Original LTV (1)	82.17%	35.14% to 95.00%

Weighted Avg. Borrower FICO	655	600 to 804

Geographic Distribution (Top 5)	CA (57.37%)
	FL (9.11%)
	AZ (6.80%)
	NY (4.06%)
	IL (3.88%)
(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2/6 MONTH LIBOR -2 YR IO	1	248,000.00	0.10	353	40.00	7.850	644	80.00
2/6 MONTH LIBOR - 5 YR IO	600	198,832,398.34	77.80	359	39.66	7.760	657	82.08
3/6 MONTH LIBOR - 5 YR IO	152	48,028,112.23	18.79	359	40.68	7.932	650	83.33
FIXED RATE - 5YR IO	33	8,468,104.68	3.31	359	38.02	7.653	649	77.79
Total:	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17
[1] Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination*
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	GROSS COUPON (%)*	FICO*	OLTV[1] (%)*
50,000.01 - 100,000.00	16	1,389,650.00	0.54	358	33.61	8.664	651	83.43
100,000.01 - 150,000.00	78	9,975,276.00	3.90	358	39.04	8.016	657	78.57
150,000.01 - 200,000.00	109	19,107,259.00	7.48	359	40.05	7.952	658	81.80
200,000.01 - 250,000.00	99	22,477,457.00	8.79	359	39.49	7.796	649	80.79
250,000.01 - 300,000.00	95	26,389,171.00	10.33	359	39.06	7.673	655	81.73
300,000.01 - 350,000.00	71	22,907,643.00	8.96	359	38.67	7.824	657	81.96
350,000.01 - 400,000.00	70	26,250,084.00	10.27	359	40.43	7.545	651	80.95
400,000.01 - 450,000.00	75	32,109,494.00	12.56	359	41.31	7.719	650	82.63
450,000.01 - 500,000.00	70	33,145,129.00	12.97	359	40.54	7.707	663	82.69
500,000.01 - 550,000.00	30	15,728,820.00	6.15	359	39.63	7.803	663	82.84
550,000.01 - 600,000.00	35	20,149,710.00	7.88	359	40.47	8.087	653	84.91
600,000.01 - 650,000.00	18	11,202,100.00	4.38	359	38.32	7.583	663	83.50
650,000.01 - 700,000.00	6	4,024,050.00	1.57	358	45.37	8.229	657	80.27
700,000.01 - 750,000.00	5	3,621,500.00	1.42	358	28.78	7.897	658	85.03
750,000.01 >=	9	7,100,450.00	2.78	359	39.25	7.904	651	82.96
Total:	786	255,577,793.00	100.00	359	39.79	7.789	655	82.17

1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
50,000.01 - 100,000.00	16	1,389,125.23	0.54	358	33.60	8.664	651	83.43
100,000.01 - 150,000.00	78	9,975,276.00	3.90	358	39.04	8.016	657	78.57
150,000.01 - 200,000.00	109	19,107,210.30	7.48	359	40.05	7.952	658	81.80
200,000.01 - 250,000.00	99	22,477,457.00	8.79	359	39.49	7.796	649	80.79
250,000.01 - 300,000.00	95	26,389,170.99	10.33	359	39.06	7.673	655	81.73
300,000.01 - 350,000.00	71	22,907,639.03	8.96	359	38.67	7.824	657	81.96
350,000.01 - 400,000.00	70	26,249,984.00	10.27	359	40.43	7.545	651	80.95
400,000.01 - 450,000.00	75	32,108,994.00	12.56	359	41.31	7.719	650	82.63
450,000.01 - 500,000.00	70	33,145,128.76	12.97	359	40.54	7.707	663	82.69
500,000.01 - 550,000.00	30	15,728,820.00	6.15	359	39.63	7.803	663	82.84
550,000.01 - 600,000.00	35	20,149,709.95	7.88	359	40.47	8.087	653	84.91
600,000.01 - 650,000.00	18	11,202,099.99	4.38	359	38.32	7.583	663	83.50
650,000.01 - 700,000.00	6	4,024,050.00	1.57	358	45.37	8.229	657	80.27
700,000.01 - 750,000.00	5	3,621,500.00	1.42	358	28.78	7.897	658	85.03
750,000.01 >=	9	7,100,450.00	2.78	359	39.25	7.904	651	82.96
Total:	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17
1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
181 to 240	1	115,050.00	0.05	239	25.00	6.550	659	65.00
301 to 360	785	255,461,565.25	99.95	359	39.80	7.790	655	82.18
Total:	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	12	4,124,000.00	1.61	359	40.55	6.345	663	78.54
6.500 - 6.999	112	41,060,689.46	16.07	358	38.01	6.811	653	80.11
7.000 - 7.499	178	57,290,572.94	22.42	359	39.16	7.224	653	80.71
7.500 - 7.999	221	71,288,015.00	27.89	359	41.09	7.752	657	80.91
8.000 - 8.499	103	31,764,684.23	12.43	359	39.86	8.255	660	83.71
8.500 - 8.999	94	28,301,161.62	11.07	359	40.14	8.735	662	85.24
9.000 - 9.499	30	10,702,513.00	4.19	358	40.91	9.230	648	88.10
9.500 - 9.999	24	7,466,785.00	2.92	359	38.36	9.692	641	87.12
10.000 - 10.499	5	1,374,182.00	0.54	359	34.79	10.082	670	92.19
10.500 - 10.999	4	1,535,725.00	0.60	359	42.91	10.711	619	92.53
11.000 - 11.499	3	668,287.00	0.26	359	44.29	11.283	613	92.41
Total:	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17
1 Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[2] (%)
35.01 to 40.00	3	562,000.00	0.22	359	35.74	7.651	648	36.85
40.01 to 45.00	1	230,000.00	0.09	359	28.00	6.300	638	41.07
45.01 to 50.00	3	325,000.00	0.13	359	41.12	7.686	614	45.49
50.01 to 55.00	3	570,250.00	0.22	359	35.03	7.738	638	52.71
55.01 to 60.00	7	2,542,500.00	0.99	359	38.15	7.283	656	58.34
60.01 to 65.00	13	3,244,177.68	1.27	355	36.50	7.251	628	62.85
65.01 to 70.00	10	2,894,250.00	1.13	359	29.13	7.077	640	68.83
70.01 to 75.00	20	6,911,906.00	2.70	359	39.02	7.348	633	74.17
75.01 to 80.00	507	161,141,531.93	63.05	359	40.53	7.678	661	79.92
80.01 to 85.00	39	13,969,650.00	5.47	358	37.73	7.624	643	84.32
85.01 to 90.00	97	35,625,856.00	13.94	359	38.49	7.859	648	89.63
90.01 to 95.00	83	27,559,493.64	10.78	358	40.33	8.745	651	94.78
Total	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.
2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
600 to 619	103	32,254,975.29	12.62	359	39.68	7.966	609	83.52
620 to 639	232	75,236,739.25	29.44	359	39.80	7.700	629	81.89
640 to 659	163	54,929,824.71	21.49	358	39.75	7.842	650	82.15
660 to 679	119	36,215,405.00	14.17	359	40.06	7.760	668	81.35
680 to 699	70	23,874,812.00	9.34	359	40.27	7.750	689	81.67
700 to 719	37	12,576,698.00	4.92	359	41.00	7.773	710	82.55
720 to 739	25	9,330,400.00	3.65	359	37.32	7.796	728	83.39
740 to 759	26	7,133,341.00	2.79	359	39.12	7.687	748	82.31
760 to 779	6	2,038,820.00	0.80	359	41.29	7.507	769	80.73
780 to 799	3	1,351,850.00	0.53	359	32.80	8.566	783	85.72
800 or greater	2	633,750.00	0.25	359	45.87	8.483	803	83.26
Total:	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17
1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 20.00	36	12,523,195.00	4.90	359	13.11	7.744	654	82.12
20.01 - 25.00	24	7,088,349.94	2.77	357	22.74	7.346	648	78.61
25.01 - 30.00	57	15,101,975.62	5.91	359	28.04	7.756	657	81.70
30.01 - 35.00	78	26,417,415.00	10.34	359	33.03	7.836	660	83.10
35.01 - 40.00	152	47,165,010.99	18.45	359	38.22	7.761	656	81.56
40.01 - 45.00	210	71,891,573.68	28.13	359	43.19	7.765	656	82.30
45.01 - 50.00	226	74,258,189.26	29.06	359	48.25	7.867	653	82.37
50.01 - 55.00	3	1,130,905.76	0.44	356	51.98	7.967	633	93.78
Total:	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Alaska	2	858,764.00	0.34	359	45.14	7.285	637	80.00
Arizona	87	17,383,505.99	6.80	358	40.33	7.750	652	80.38
California	361	146,631,876.74	57.37	359	40.32	7.723	655	82.24
Colorado	7	2,021,438.00	0.79	358	38.20	8.469	688	86.55
Connecticut	3	644,400.00	0.25	359	34.05	7.998	680	74.49
Florida	93	23,278,564.99	9.11	359	38.09	7.870	658	79.64
Georgia	4	746,361.00	0.29	359	46.74	8.433	629	91.18
Hawaii	12	5,513,450.00	2.16	359	36.61	7.626	684	80.26
Illinois	36	9,922,607.00	3.88	359	41.92	8.328	653	86.91
Indiana	2	441,500.00	0.17	359	26.17	8.553	685	73.90
Iowa	1	216,000.00	0.08	359	40.00	7.750	629	80.00
Kentucky	3	917,197.00	0.36	359	45.55	7.084	652	86.09
Maryland	22	5,609,052.68	2.19	359	41.34	7.686	639	81.49
Massachusetts	6	1,986,705.00	0.78	359	40.80	7.967	638	86.28
Michigan	11	2,078,062.00	0.81	359	40.02	7.886	662	78.67
Minnesota	3	601,500.00	0.24	358	38.03	8.551	663	91.61
Missouri	6	1,076,117.00	0.42	359	34.86	8.572	633	87.49
Nebraska	2	368,000.00	0.14	356	37.77	7.634	682	80.00
Nevada	25	7,881,754.00	3.08	359	32.69	7.754	660	81.63
New Jersey	6	1,636,675.00	0.64	358	41.55	8.269	623	88.24
New Mexico	3	366,320.00	0.14	359	36.76	8.264	651	80.00
New York	25	10,366,705.00	4.06	358	41.19	7.714	656	82.71
North Carolina	1	113,400.00	0.04	359	19.00	8.500	630	90.00
Ohio	3	431,155.23	0.17	358	35.13	8.281	654	94.19
Oregon	2	328,000.00	0.13	359	35.42	7.313	631	84.17
Pennsylvania	1	144,000.00	0.06	359	37.00	8.700	706	90.00
Rhode Island	2	1,011,920.00	0.40	359	31.58	6.711	672	80.00
South Carolina	1	189,600.00	0.07	359	46.00	6.990	631	80.00
Texas	10	2,082,116.00	0.81	359	39.06	8.145	683	88.10
Utah	25	5,847,318.62	2.29	359	40.21	8.210	664	82.49
Washington	18	4,343,750.00	1.70	359	39.33	7.629	640	81.54
Wisconsin	1	220,000.00	0.09	359	45.00	8.650	631	78.57
Wyoming	2	318,800.00	0.12	359	30.57	7.837	626	84.84
Total:	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Primary	773	252,161,425.25	98.66	359	39.86	7.777	655	82.18
Second Home	13	3,415,190.00	1.34	359	35.23	8.711	687	81.72
Total:	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17
1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	453	142,011,619.41	55.57	359	38.78	7.399	653	81.58
Stated Documentation	261	90,707,136.00	35.49	359	41.95	8.417	660	82.66
Limited Documentation	72	22,857,859.84	8.94	359	37.53	7.717	653	83.89
Total:	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17
1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Purchase	503	162,401,821.94	63.54	359	40.05	7.845	664	81.96
Refinance-Debt Consolidation Cash Out***	246	80,922,693.31	31.66	358	39.16	7.705	639	82.55
Refinance-Debt Consolidation No Cash Out**	37	12,252,100.00	4.79	359	40.52	7.607	654	82.48
Total:	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17
1 Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Credit Grade
RISK CATEGORY	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
I	723	233,640,996.25	91.42	359	39.85	7.757	657	81.92
II	63	21,935,619.00	8.58	359	39.21	8.136	641	84.80
Total:	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17
1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family	588	197,542,626.26	77.29	359	39.80	7.786	655	82.44
PUD	97	28,053,070.00	10.98	359	39.24	7.741	656	80.48
Condo	66	16,683,961.00	6.53	359	40.94	7.932	661	81.64
Two-to-Four Family	31	12,233,057.99	4.79	358	39.87	7.751	658	82.98
PUD Attached	3	823,900.00	0.32	359	38.64	7.772	653	76.73
Single Family Attached	1	240,000.00	0.09	359	22.00	8.300	667	75.00
Total:	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17
1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	209	71,692,244.68	28.05	359	40.62	8.353	654	83.62
12 Months	54	20,154,266.00	7.89	359	40.45	7.770	666	81.89
24 Months	454	144,056,146.34	56.37	359	39.24	7.563	655	81.80
36 Months	69	19,673,958.23	7.70	359	40.17	7.412	651	79.92
Total:	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17
1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Conforming	574	144,649,979.55	56.60	359	39.45	7.761	654	81.46
Non-Conforming	212	110,926,635.70	43.40	359	40.24	7.826	657	83.10
Total:	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
12.000 - 12.499	12	4,124,000.00	1.67	359	40.55	6.345	663	78.54
12.500 - 12.999	108	39,911,236.78	16.15	358	38.02	6.808	654	80.28
13.000 - 13.499	166	54,348,662.94	21.99	359	39.20	7.221	654	80.68
13.500 - 13.999	213	68,581,615.00	27.75	359	41.30	7.750	656	81.25
14.000 - 14.499	98	30,847,134.23	12.48	359	39.82	8.258	661	83.65
14.500 - 14.999	92	27,895,561.62	11.29	359	40.18	8.737	662	85.32
15.000 - 15.499	29	10,470,513.00	4.24	358	40.80	9.233	649	88.28
15.500 - 15.999	24	7,466,785.00	3.02	359	38.36	9.692	641	87.12
16.000 - 16.499	5	1,374,182.00	0.56	359	34.79	10.082	670	92.19
16.500 - 16.999	4	1,535,725.00	0.62	359	42.91	10.711	619	92.53
17.000 - 17.499	2	553,095.00	0.22	359	43.93	11.311	609	95.00
Total:	753	247,108,510.57	100.00	359	39.85	7.794	656	82.32
• [1]Original LTV if first lien, combined LTV if second lien
Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	12	4,124,000.00	1.67	359	40.55	6.345	663	78.54
6.500 - 6.999	108	39,911,236.78	16.15	358	38.02	6.808	654	80.28
7.000 - 7.499	166	54,348,662.94	21.99	359	39.20	7.221	654	80.68
7.500 - 7.999	213	68,581,615.00	27.75	359	41.30	7.750	656	81.25
8.000 - 8.499	98	30,847,134.23	12.48	359	39.82	8.258	661	83.65
8.500 - 8.999	92	27,895,561.62	11.29	359	40.18	8.737	662	85.32
9.000 - 9.499	29	10,470,513.00	4.24	358	40.80	9.233	649	88.28
9.500 - 9.999	24	7,466,785.00	3.02	359	38.36	9.692	641	87.12
10.000 - 10.499	5	1,374,182.00	0.56	359	34.79	10.082	670	92.19
10.500 - 10.999	4	1,535,725.00	0.62	359	42.91	10.711	619	92.53
11.000 - 11.499	2	553,095.00	0.22	359	43.93	11.311	609	95.00
Total:	753	247,108,510.57	100.00	359	39.85	7.794	656	82.32
•  1Original LTV if first lien, combined LTV if second lien
•
Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
4.500 - 4.999	11	3,062,425.00	1.24	359	38.48	8.382	653	83.47
6.000 - 6.499	741	243,530,085.57	98.55	359	39.88	7.788	656	82.31
7.000 - 7.499	1	516,000.00	0.21	359	36.00	7.100	655	80.00
Total:	753	247,108,510.57	100.00	359	39.85	7.794	656	82.32
1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
October 1, 2007	3	981,399.76	0.40	353	46.34	7.918	647	91.21
November 1, 2007	6	2,312,711.02	0.94	354	39.43	7.136	632	87.01
December 1, 2007	2	683,000.00	0.28	355	39.72	7.555	637	87.25
January 1, 2008	5	1,896,350.00	0.77	356	34.45	8.424	654	88.29
February 1, 2008	13	4,843,648.62	1.96	357	40.27	8.176	640	86.61
March 1, 2008	23	9,545,869.95	3.86	358	37.28	8.012	631	85.60
April 1, 2008	548	178,618,423.99	72.28	359	39.78	7.736	659	81.57
May 1,2008	1	198,995.00	0.08	360	50.00	7.990	645	80.00
November 1, 2008	3	720,875.23	0.29	354	48.46	8.732	627	92.88
December 1, 2008	1	580,500.00	0.23	355	49.00	7.750	626	90.00
January 1, 2009	1	151,200.00	0.06	356	49.00	7.250	618	80.00
February 1, 2009	4	1,827,200.00	0.74	357	35.41	7.528	662	87.47
March 1, 2009	4	1,460,200.00	0.59	358	43.32	6.671	683	84.94
April 1, 2009	139	43,288,137.00	17.52	359	40.54	7.984	650	82.87
Total:	753	247,108,510.57	100.00	359	39.85	7.794	656	82.32
1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	753	247,108,510.57	100.00	359	39.85	7.794	656	82.32
Total:	753	247,108,510.57	100.00	359	39.85	7.794	656	82.32
1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	753	247,108,510.57	100.00	359	39.85	7.794	656	82.32
Total:	753	247,108,510.57	100.00	359	39.85	7.794	656	82.32
1 Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination
STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1 x 30	5	2,021,465.00	0.79	355	42.50	7.543	633	85.71
Never Delinquent	781	253,555,150.25	99.21	359	39.77	7.791	656	82.14
Total:	786	255,576,615.25	100.00	359	39.79	7.789	655	82.17